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Filed Pursuant to Rule 424(B)(2)
Registration No. 333-133514

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 25, 2006)

8,000,000 Depositary Shares Each Representing a 1/1,000th Interest
in a Share of Series C Non-Cumulative Perpetual Preferred Stock

This is an offering by Sovereign Bancorp, Inc. (“Sovereign”) of 8,000,000 depositary shares each representing a 1/1,000th ownership interest in a share of Series C Non-Cumulative Perpetual Preferred Stock of Sovereign, no par value, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) (the “Series C Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Dividends on the Series C Preferred Stock will accrue from the original issue date and will be payable, when, as and if declared by our board of directors or a duly authorized committee of the board, on a non-cumulative basis, quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on August 15, 2006, at a rate equal to 7.30% per annum. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series C Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

The Series C Preferred Stock is not redeemable prior to May 15, 2011. On and after that date, the Series C Preferred Stock will be redeemable at our option, subject to the prior approval of the Office of Thrift Supervision (the “OTS”) (or any successor bank regulatory agency having jurisdiction over Sovereign), in whole at any time or in part from time to time, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series C Preferred Stock will not have any voting rights, except as set forth under “Description of Series C Preferred Stock — Voting Rights” in this prospectus supplement.

We will file an application to list the depositary shares on the New York Stock Exchange under the symbol “SOVPrC.”

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Investing in our depositary shares involves risks. See “Risk Factors” beginning on page S-8.

Neither the Securities and Exchange Commission nor state securities regulators have approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Company (1)
Per depositary share (2)	$25.00	$0.7875	$24.2125
Total	$200,000,000	$6,300,000	$193,700,000

(1)
For sales to certain institutions, the underwriting commissions will be $0.50 per depositary share, and, to the extent of such sales, the total underwriting discounts and commissions will be less than the amount set forth above and the proceeds to us will be greater than the amount set forth above.

(2)
The initial public offering price does not include accrued dividends, if any, that may be declared with respect to the dividend payment period commencing May 1, 2006. Dividends, if declared, will accrue from the date of original issuance, which is expected to be May 1, 2006.

Our depositary shares are equity securities and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

The underwriters are offering our depositary shares as set forth under “Underwriting.” Delivery of the depositary shares in book-entry form through The Depository Trust Company is expected to be made on or about May 1, 2006.

Joint Book-Running Managers
Citigroup	Bear, Stearns & Co. Inc.	JPMorgan

Co-Managers
Lehman Brothers	Morgan Stanley	Santander Investment

April 26, 2006

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This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of depositary shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on

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the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the depositary shares. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date appearing on the front cover of this prospectus supplement. Sovereign’s business, financial condition, results of operations and prospects may have changed since that date. We are offering to sell depositary shares, and seeking offers to buy depositary shares, only in jurisdictions where offers and sales are permitted. In this prospectus supplement and the accompanying prospectus, the “Company,” “we,” “us” and “our” refer to Sovereign Bancorp, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires.

We have not taken any action to permit a public offering of the depositary shares outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Sovereign. Sovereign may from time to time make forward-looking statements in Sovereign’s filings with the Securities and Exchange Commission in its reports to shareholders (including its 2005 Annual Report) and in other communications by Sovereign, which are made in good faith by Sovereign, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the disclosure communications by Sovereign, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “will,” “would,” “believe,” “expect,” “hope,” “anticipate,” “estimate,” “intend,” “plan,” “strive,” “hopefully,” “try,” “assume” or similar expressions constitute forward-looking statements.

These forward-looking statements include statements with respect to Sovereign’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of Sovereign, including statements relating to:

•	growth in net income, shareholder value and internal tangible equity generation;

•	growth in earnings per share;

•	return on equity;

•	return on assets;

•	efficiency ratio;

•	Tier 1 leverage ratio;

•	annualized net charge-offs and other asset quality measures;

•	fee income as a percentage of total revenue;

•	ratio of tangible equity to assets or other capital adequacy measures;

•	book value and tangible book value per share; and

•	loan and deposit portfolio compositions, employee retention, deposit retention, asset quality and reserve adequacy.

These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements. Although Sovereign believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond Sovereign’s control). The following factors, among others, could cause Sovereign’s financial performance to differ materially from its goals, plans, objectives, intentions, expectations, forecasts and projections (and the underlying assumptions) expressed in the forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	adverse changes that may occur in the securities markets, including those related to the financial condition of significant issuers in our investment portfolio;

•
Sovereign’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and its ability to realize related revenue synergies and cost savings within expected time frames;

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•
the possibility that expected merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at acquisition date and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	deposit attrition, customer loss, revenue loss and business disruption following Sovereign’s acquisitions, including adverse effects on relationships with employees may be greater than expected;

•	anticipated acquisitions may not close on the expected closing date or may not close at all;

•	the conditions to closing anticipated acquisitions, including stockholder and regulatory approvals, may not be satisfied;

•	Sovereign’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services and vice versa;

•	the ability of Sovereign and its third party vendors to convert and maintain Sovereign’s data processing and related systems on a timely and acceptable basis and within projected cost estimates;

•
the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretation of generally accepted accounting principles;

•	technological changes;

•	competitors of Sovereign may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Sovereign;

•	changes in consumer spending and savings habits;

•	acts of terrorism or domestic or foreign military conflicts; and acts of God, including natural disasters;

•	regulatory or judicial proceedings;

•	changes in asset quality;

•
if Sovereign acquires companies with weak internal controls, it will take time to get the acquired company up to the same level of operating effectiveness as Sovereign’s internal control structure. Sovereign’s inability to address these risks could negatively affect Sovereign’s operating results; and

•	Sovereign’s success in managing the risks involved in the foregoing.

If one or more of the factors affecting Sovereign’s forward-looking information and statements proves incorrect, then its actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, Sovereign cautions you not to place undue reliance on any forward-looking information and statements. The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward looking statement. Any forward looking statements only speak as of the date of this document.

Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change. All forward-looking statements attributable to Sovereign are expressly qualified by these cautionary statements.

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SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider. Before making an investment decision about whether to invest in the depositary shares, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the financial data and information contained in this prospectus supplement and the section entitled “Risk Factors” and Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2005.

Sovereign Bancorp, Inc.

General

Sovereign is the parent company of Sovereign Bank, a financial institution with approximately $64 billion in assets, more than 650 community banking offices, over 1,000 ATMs and about 10,000 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, New York, Rhode Island, Delaware, Massachusetts and Maryland. Sovereign’s primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial and asset-based loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. Sovereign also purchases portfolios of residential mortgage loans and other consumer loans originated throughout the United States.

Sovereign Bank was organized in 1984. Sovereign was incorporated in 1987, and since 1990, it has acquired 27 financial institutions, branch networks and related businesses. Seventeen of these acquisitions, with assets totaling approximately $35 billion, have been completed since 1995.

Sovereign believes that as a result of continuing consolidation in the financial services industry, there is an increasing need for a super-community bank in the northeastern United States. Sovereign considers a super-community bank to be a bank with the size and range of commercial, business and consumer products to compete with larger institutions, but with the orientation to relationship banking and personalized service usually found at smaller community banks.

In response to this need, in 1996, Sovereign initiated a strategy to transform itself from a traditional mortgage lender into a super-community bank. During 2000, Sovereign substantially completed this transformation by acquiring $12.3 billion of deposits, $8.0 billion of loans, and 281 community banking offices located in Massachusetts, Rhode Island, Connecticut and New Hampshire from FleetBoston Financial Corporation. As a result of that transaction, Sovereign doubled its deposit base, changed the mix of loans and deposits to be more characteristic of a commercial bank, and increased the breadth and depth of senior and middle management. Sovereign has since completed four additional acquisitions of community banks in New England and Pennsylvania with aggregate assets and deposits of approximately $13.3 billion and $8.6 billion, respectively.

With the dual goals of filling in the geographic gap between its banking offices in New England and its banking offices in Pennsylvania, New Jersey, Delaware and Maryland, and entering the desirable greater New York metropolitan market, on October 24, 2005, Sovereign entered into an agreement to acquire Independence Community Bank Corp. (“Independence”), a financial institution headquartered in Brooklyn, New York with approximately $19.1 billion of assets as of December 31, 2005.

Sovereign is a Pennsylvania business corporation and its principal executive offices are located at 1500 Market Street, Philadelphia, Pennsylvania and its telephone number is (215) 557-4630. Sovereign Bank is headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvania.

Sovereign Bank is a federally chartered savings bank and operates in a heavily regulated environment. Changes in laws and regulations affecting Sovereign and its subsidiaries may have an impact on its operations. See “Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.

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Recent Developments

Pending Transactions

On October 24, 2005, Sovereign announced the execution of a definitive agreement to acquire Independence for cash in a transaction valued at approximately $3.6 billion. Independence is a thrift holding company headquartered in Brooklyn, New York with approximately $19.1 billion in assets, $12.2 billion in net loans, $3.6 billion in investments, $10.9 billion in deposits, $5.6 billion of borrowings and other debt obligations and $2.3 billion of stockholders’ equity at December 31, 2005. Independence operates 126 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties, New York, and New Jersey. Upon completion of this transaction, Sovereign will be one of the few financial institutions in the nation with a substantial presence from Philadelphia through Boston and north into the rest of New England. Sovereign expects to complete its acquisition of Independence on or before June 1, 2006.

In order to finance a portion of the purchase price payable in connection with its acquisition of Independence, Sovereign and Banco Santander Central Hispano, S. A. (“Santander”) entered into an Investment Agreement, dated as of October 24, 2005 and amended as of November 22, 2005 (the “Investment Agreement”). The Investment Agreement sets forth the terms and conditions pursuant to which, among other things, Santander will purchase from Sovereign shares of Sovereign common stock representing 19.8% of Sovereign’s outstanding common stock after giving effect to the purchase (which we estimate to be, as of the date of this prospectus supplement, approximately 88.4 million shares) for approximately $2.4 billion in cash at a purchase price of $27.00 per share, which represented a premium to Sovereign’s market price as of the date of the agreement. We expect to complete this transaction concurrently with our acquisition of Independence on or before June 1, 2006. Santander can increase its ownership up to 24.9% of Sovereign’s outstanding common stock at market prices, subject to certain standstill restrictions and regulatory limitations.

Santander is the ninth largest bank in the world by market capitalization. It has over 10,000 offices and a presence in over 40 countries. It is the largest financial institution in Spain and Latin America, and has a significant presence elsewhere in Europe, including Portugal, where it is the third largest banking group, and the United Kingdom. It also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In the United States, Santander’s depositary shares, representing shares of Santander common stock, trade on the New York Stock Exchange under the symbol “STD.”

Additional Financing

In addition to the $2.4 billion of proceeds which Sovereign will receive from the sale of common stock to Santander, Sovereign intends to use the proceeds from the issuance and sale of approximately $800 million of securities and about $400 million of available cash to pay the remainder of the $3.6 billion purchase price for Independence. In addition to the $200 million of depositary shares being offered by this prospectus supplement, Sovereign expects to issue, in one or more offerings prior to June 1, 2006, approximately $600 million of trust preferred or similar securities. In the event we are not able to access the capital markets or sell these additional trust preferred securities or similar securities before the closing of our acquisition of Independence, Santander has agreed, pursuant to the terms of the Investment Agreement and subject to certain limitations, to provide us with additional financing at market rates, if necessary, to close the acquisition.

Earnings Announcement

On April 18, 2006, we reported for the first quarter 2006, net income of $141 million, or $0.38 per diluted share, as compared to $146 million, or $0.38 per diluted share, for the first quarter of 2005. Net income in the first quarter of 2006 included charges related to proxy and related professional fees of $9.3 million, after-tax, or $.02 per share; net income in the first quarter of 2005 included merger and integration charges of $15.1 million, after-tax, or $.04 per share in addition to lease and contract termination charges of $3.4 million, after-tax, or $.01 per share. Net interest margin for the first quarter

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of 2006 was 3.00% compared to 3.34% in the first quarter of 2005 and 3.01% in the fourth quarter of 2005. At March 31, 2006, Sovereign’s equity to assets ratio was 9.07%, its tangible common equity to tangible assets was 5.16% excluding other comprehensive income and 4.81% including other comprehensive income, and its consolidated Tier 1 leverage ratio was 6.74%.

Sovereign’s average loan portfolio increased to $44.2 billion in the first quarter of 2006, an increase of $726 million over the fourth quarter of 2005 and $5.3 billion over the first quarter of 2005. Average deposits increased to $38.4 billion in the first quarter of 2006, an increase of $572 million over the fourth quarter of 2005 and $3.6 billion over the first quarter of 2005. Annualized net charge-offs were 0.26% of average loans in the first quarter of 2006, compared to 0.21% in the fourth quarter of 2005. Non-performing assets as a percentage of total assets were 0.31% in the first quarter of 2006 and 0.32% in the fourth quarter of 2005. Mortgage banking revenues were $13.0 million in the first quarter of 2006, compared to $26.5 million in the fourth quarter of 2005 and $11.7 million in the first quarter of 2005.

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THE OFFERING

Issuer	Sovereign Bancorp, Inc.

Securities offered
8,000,000 depositary shares each representing a 1/1,000th ownership interest in a share of Series C Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) of Sovereign (the “Series C Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends
Dividends on the Series C Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount from the original issue date, on a non-cumulative basis, quarterly in arrears on each dividend payment date, at a rate of 7.30% per annum. Any such dividends will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares — Dividends and Other Distributions” below.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock.

If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series C Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and will not be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend or other distribution shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a

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pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the then-current dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Series C Preferred Stock and any parity stock, all dividends declared upon shares of Series C Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series C Preferred Stock, and accrued dividends, including any accumulations on any parity stock, bear to each other.

Dividend payment dates
The 15th day of February, May, August and November of each year, commencing on August 15, 2006. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day.

Redemption
The Series C Preferred Stock is not redeemable prior to May 15, 2011. On and after that date, the Series C Preferred Stock will be redeemable at our option, subject to the prior approval of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign), in whole at any time or in part from time to time, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Series C Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series C Preferred Stock. If we redeem the Series C Preferred Stock, it is our intention to redeem the Series C Preferred Stock with funds, which include the net proceeds from the sale of certain qualifying securities, that will receive an amount of equity credit that is equal to or greater than the amount of equity credit attributed to the Series C Preferred Stock at the time of redemption.

Liquidation rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, holders of shares of Series C Preferred Stock are entitled to receive out of assets of Sovereign available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Series C Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $25,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of Sovereign’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock (pro rata as to the Series C Preferred Stock and any other shares of our stock ranking equally as to such distribution).

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Voting rights
None, except in the case of certain dividend non-payments and to approve certain transactions. See “Description of Series C Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares — Voting the Series C Preferred Stock” below.

Ranking
Shares of the Series C Preferred Stock will rank senior to our common stock and senior to or on parity with each other series of our preferred stock we may issue in the future (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up. See “Description of Series C Preferred Stock — General” for a discussion of the Series C Preferred Stock. We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets lawfully available for such payment (i.e., after taking account of all of our indebtedness and other non-equity claims against us). As of the date of this prospectus supplement, Sovereign does not have any preferred stock outstanding.

Maturity
The Series C Preferred Stock does not have any maturity date, and we are not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and conversion rights	None.

Listing
We will file an application to list the depositary shares on the New York Stock Exchange under the symbol “SOVPrC.” If approved for listing, we expect trading of the depositary shares on the New York Stock Exchange to commence within a 30-day period after the initial delivery of the depositary shares.

Tax consequences
Distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares before January 1, 2009 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets) subject to certain exceptions for short-term and hedged positions. In addition, subject to similar exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. For further discussion of the tax consequences relating to the Series C Preferred Stock, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of proceeds
We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series C Preferred Stock to finance a portion of the purchase price for our acquisition of Independence. See “Use of Proceeds” in this prospectus supplement.

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Ratings
The depositary shares representing fractional interests of our Series C Preferred Stock have been rated “Ba2” by Moody’s Investor Service, Inc. and “BB” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. Neither of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Registrar	Mellon Investor Services, LLC

Depositary	Mellon Investor Services, LLC

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RISK FACTORS

Your investment in our depositary shares involves risks. This prospectus supplement does not describe all of those risks.

In consultation with your own financial and legal advisors, you should consider carefully the following risks before deciding whether an investment in our depositary shares is suitable for you. The depositary shares are not an appropriate investment for you if you are not knowledgeable about significant elements of the depositary shares or financial matters in general. You should not purchase our depositary shares unless you understand and know that you can bear these investment risks.

You should review carefully the information in this prospectus supplement and the accompanying prospectus about the depositary shares and the Series C Preferred Stock. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item IA. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.

The information in this prospectus supplement and the accompanying prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related or other risks particular to their investment.

You Are Making an Investment Decision with Regard to the Depositary Shares as well as the Series C Preferred Stock

As described in this prospectus supplement, we are issuing fractional interests in shares of Series C Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series C Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

The Series C Preferred Stock Is Equity and Is Subordinate to Our Existing and Future Indebtedness

The shares of Series C Preferred Stock are equity interests in Sovereign and do not constitute indebtedness. As such, the shares of Series C Preferred Stock will rank junior to all of our indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in the event of our liquidation. As of March 31, 2006, we had approximately $19.2 billion of borrowings and other debt obligations outstanding on a consolidated basis. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series C Preferred Stock (i) dividends are payable only if declared by our board of directors or a duly authorized committee of the board and (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available assets. Further, the Series C Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Risk Factors — Holders of Series C Preferred Stock Will Have Limited Voting Rights.” Also, as a thrift holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations.

Dividends on Series C Preferred Stock Are Non-Cumulative

Dividends on the Series C Preferred Stock are non-cumulative. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Series C Preferred Stock will not be entitled to receive any such dividend for such period, and such unpaid dividend will cease to accrue and will not be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series C Preferred Stock or any other series of our preferred stock. Further, we may pay dividends on or repurchase junior stock as long as dividends on the Series C Preferred Stock have been declared and paid (or set aside for payment) for the dividend period in which the payment or repurchase

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occurs, without any requirement that we have declared dividends on the Series C Preferred Stock for any prior dividend period.

Investors Should Not Expect Us to Redeem the Series C Preferred Stock on the Date It Becomes Redeemable or on any Particular Date After It Becomes Redeemable

The Series C Preferred Stock is a perpetual equity security. The Series C Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors at any time. By its terms, the Series C Preferred Stock may be redeemed by us at our option either in whole or in part at any time on or after May 15, 2011. Any decision we may make at any time to redeem the Series C Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. Any redemption of the Series C Preferred Stock is subject to prior approval of the OTS (or any successor bank regulatory agency having jurisdiction over us).

There can be no assurance that the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign) will approve any redemption of the Series C Preferred Stock that we may propose.

If We Are Deferring Payments on our Outstanding Junior Subordinated Debt Securities or Are in Default Under the Indentures Governing Those Securities, We Will be Prohibited from Making Distributions on or Redeeming the Series C Preferred Stock

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Series C Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Series C Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder. At March 31, 2006, we had approximately $1.2 billion aggregate principal amount of junior subordinated debt securities outstanding. We may issue additional junior subordinated debt securities with similar terms after the issuance of the depositary shares offered hereby. See “Summary — Recent Developments — Additional Financing.”

The Series C Preferred Stock and the Related Depositary Shares May Not Have an Active Trading Market

The Series C Preferred Stock and the related depositary shares are a new issue of securities with no established trading market. Although we will apply to have the depositary shares listed on the New York Stock Exchange, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the shares of Series C Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares.

Holders of Series C Preferred Stock Will Have Limited Voting Rights

Holders of the Series C Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series C Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series C Preferred Stock, as described under “Description of Series C Preferred Stock — Voting Rights” below. In addition, if dividends on any shares of the Series C Preferred Stock or any other class or series of preferred stock which we may issue that ranks on parity with the Series C Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, we will expand our board of directors by two members, and the holders of the outstanding shares of Series C Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Series C Preferred Stock with similar voting rights, will be entitled to vote, together as a single class, for the election of two directors to fill such vacancies,

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subject to the terms and to the limited extent described under “Description of Series C Preferred Stock — Voting Rights” below. These voting rights will continue until full dividends have been paid on the shares of the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four subsequent dividend periods, whether or not consecutive. Holders of depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preferred Stock.

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Series C Preferred Stock

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether dividends have been declared and are likely to be declared on the Series C Preferred Stock from time to time;

•	our creditworthiness;

•	whether the ratings on the depositary shares by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

A Deterioration in Sovereign Bank’s Financial Condition, Results of Operations or Cash Flow could Adversely Affect Our Ability to Pay Principal or Interest on Our Indebtedness and Dividends on the Series C Preferred Stock

Our primary source of cash to make payments on our debt or to pay dividends to the holders of the Series C Preferred Stock is dividends and other distributions from Sovereign Bank, which are limited, among other things, by the level of Sovereign Bank’s capital, liquidity, earnings and related regulatory capital and other requirements.

A significant deterioration in Sovereign Bank’s financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, could limit Sovereign Bank’s ability to pay cash dividends to us, which, in turn, would limit our ability to service our indebtedness and trust preferred expense or to pay dividends on the Series C Preferred Stock.

Federal Banking Laws and Our Holding Company Structure Also Restrict the Ability of Sovereign Bank to Provide Funds to Us and to Pay Dividends and Make Debt Payments

We are a holding company that conducts substantially all of our operations through Sovereign Bank and our other subsidiaries. As a result, our ability to make dividend payments on the Series C Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

Federal banking laws, regulations and policies also limit Sovereign Bank’s ability to pay dividends and make other distributions to us. Sovereign Bank must obtain prior approval from the OTS to declare a dividend or make any other capital distribution if, after such dividend or distribution:

•	Sovereign Bank’s total distributions to us within that calendar year would exceed 100% of Sovereign Bank’s net income during the year plus retained net income for the prior two years; or

•	if Sovereign Bank is not adequately capitalized at the time.

In addition, prior approval of the OTS would be required if Sovereign Bank’s examination or Community Reinvestment Act ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us. The OTS may deny an application for approval for any capital distribution that it determines would constitute an unsafe or unsound practice. In addition, as a holding company, our rights and the rights of our creditors to participate in the assets of Sovereign Bank upon any liquidation, receivership or reorganization will be subject to the prior claims of Sovereign Bank’s creditors, including Sovereign Bank’s depositors, and thus,

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your ability as a holder of the depositary shares to benefit indirectly from any such liquidation, will also be subject to the prior claims of creditors of Sovereign Bank. As a result, the depositary shares will effectively be subordinated to all existing and future liabilities and obligations of Sovereign Bank.

Our Ability to Issue or Sell Preferred Stock in the Future could Adversely Affect the Value of the Series C Preferred Stock

Our board of directors has the authority to issue, without the vote or consent of holders of the Series C Preferred Stock, shares of preferred stock which rank on parity with the Series C Preferred Stock as to payment of dividends and distributions upon our liquidation, dissolution or winding up. No prediction can be made as to the effect, if any, that future sales or issuances of shares of Sovereign preferred stock, or the availability of such preferred stock for future sale, will have on the value of the Series C Preferred Stock.

We May Experience Difficulties in Integrating Independence

Our ability to achieve the benefits we anticipate from our acquisition will depend in large part upon whether we are able to convert the systems and otherwise integrate the businesses of Sovereign and Independence in an efficient and effective manner. We may not be able to integrate these businesses smoothly or successfully, and the process may take longer than expected. The integration of certain operations following the acquisition of Independence will require the dedication of significant management resources, which may distract management’s attention from day-to-day business. Integration planning, which commenced during the fourth quarter of 2005, has already required significant management resources. If we are unable to successfully integrate the operations of Sovereign and Independence, we may be unable to realize the cost savings and other anticipated benefits we expect to achieve as a result of the acquisition of Independence and our business and results of operations could be adversely affected.

If Independence’s Business Does Not Perform Well or We Do Not Integrate It Successfully, We May Incur Significant Charges to Write Down the Goodwill Established in the Acquisition

As a result of our acquisition of Independence, we expect to establish goodwill and other intangibles of approximately $2.7 billion based upon the December 31, 2005 unaudited pro forma interim condensed consolidated balance sheet included elsewhere in this prospectus supplement. Under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we must test our goodwill annually for impairment and, if we determine that the goodwill has been impaired, we must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. If Independence’s business does not perform well following the acquisition or if we are unable to integrate it successfully into our operations, we may incur significant charges to net income to write down the goodwill, which could have a material adverse effect on our results of operations or financial condition.

Holders of Depositary Shares May Be Unable To Use the Dividends Received Deduction

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series C Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits in the future for the distributions on the Series C Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series C Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, holders of depositary shares may receive a lower dividend yield on an after-tax basis than they anticipated, and the market value of the depositary shares may decline.

Rating Agencies May Change Rating Methodologies, Including Their Views on “Notching” Practices

The rating methodologies for securities with features similar to the depositary shares are still developing, and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares, sometimes called “notching.” If the rating agencies were to change their practices for rating such securities in the future and the ratings of the depositary shares were to be subsequently lowered, this may have a negative impact on the trading price of the depositary shares.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following is selected unaudited, consolidated financial information for Sovereign for the years ended December 31, 2005, 2004, 2003, 2002 and 2001. The summary below should be read in conjunction with our consolidated financial statements, and the related notes thereto, and the other detailed information contained in our Annual Report on Form 10-K for the year ended December 31, 2005 which is incorporated by reference into this prospectus supplement.

	SELECTED FINANCIAL DATA AT OR FOR THE YEAR ENDED DECEMBER 31,

	2005	2004	2003	2002	2001

	(Dollars in thousands, except share data)
Balance Sheet Data
Total assets(1)	$63,678,726	$54,489,026	$43,517,433	$39,600,674	$35,484,352
Loans, net of allowance(1)	43,384,248	36,240,076	25,832,869	22,905,056	20,144,431
Investment securities	12,557,328	11,546,877	12,618,971	11,366,077	10,465,116
Deposits and other customer accounts	37,977,706	32,555,518	27,344,008	26,851,089	23,348,004
Borrowings and other debt obligations	18,720,897	16,140,128	12,197,603	8,829,289	8,939,770
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding junior subordinated debentures of Sovereign and minority interest-preferred securities of subsidiaries(2)	205,660	203,906	202,136	596,957	604,528
Stockholders’ equity	$5,810,699	$4,988,372	$3,260,406	$2,764,318	$2,202,481
Summary Statement of Operations
Total interest income	$2,918,779	$2,224,144	$1,929,751	$2,059,540	$2,222,475
Total interest expense(2)	1,330,498	819,327	724,123	899,924	1,168,193
Net interest income	1,588,281	1,404,817	1,205,628	1,159,616	1,054,282
Provision for credit losses	90,000	127,000	161,957	146,500	97,100
Net interest income after provision for credit losses	1,498,281	1,277,817	1,043,671	1,013,116	957,182
Total non-interest income	646,472	482,298	521,576	430,185	414,403
General and administrative expenses	1,089,204	942,661	852,364	813,784	777,285
Other expenses(2)	163,429	236,232	157,984	162,962	454,430
Income before income taxes	892,120	581,222	554,899	466,555	139,870
Income tax provision	215,960	127,670	153,048	124,570	23,049
Net Income(3)(4)	$676,160	$453,552	$401,851	$341,985	$116,821
Share Data
Common shares outstanding at end of period (in thousands)	358,018	345,775	293,111	261,624	247,470
Basic earnings per share(3)(4)	$1.86	$1.41	$1.45	$1.32	$0.48
Diluted earnings per share(3)(4)	1.77	1.36	1.38	1.23	0.45
Common share price at end of period	21.62	22.55	23.75	14.05	12.24
Dividends declared per common share	0.170	0.115	0.10	0.10	0.10
Selected Financial Ratios
Book value per common share(5)	$16.21	$14.41	$11.12	$10.57	$8.90
Dividend payout ratio(6)	9.02%	8.21%	6.99%	7.62%	21.10%
Return on average assets(7)	1.11	0.90	0.97	0.91	0.34
Return on average equity(8)	11.92	10.74	13.41	13.50	5.51
Average equity to average assets(9)	9.34	8.36	7.24	6.71	6.15

(1)
Effective December 31, 2005, Sovereign reclassified its reserve for unfunded commitments to other liabilities from the allowance for loan loss. Prior period results have been reclassified to conform to the current presentation.

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(2)
Effective July 1, 2003, management elected to change its accounting policy to treat its Trust Preferred Security obligations as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was included in Other Expenses since the obligations were classified on the consolidated balance sheet as Company-Obligated Mandatorily Redeemable Preferred Securities. Periods prior to July 1, 2003 have not been reclassified to conform to the new presentation (see Note 12 to the Consolidated Financial Statements for further discussion).

(3)
Net income includes after-tax merger-related charges, debt extinguishment charges and other charges of $15 million ($0.04 per diluted share) in 2005, $98 million ($0.28 per diluted share) in 2004, $19 million ($0.07 per diluted share) in 2003, $14 million ($0.05 per diluted share) in 2002 and $170 million ($0.66 per diluted share) in 2001.

(4)
Effective January 1, 2002, Sovereign adopted the fair value expense provisions of Statements of Financial Accounting Standards (SFAS) Nos. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” See Notes to the Consolidated Financial Statements for further discussion regarding the impact to 2002 reported results of the change in accounting related to these pronouncements.

(5)	Book value per share is calculated using stockholders’ equity divided by common shares outstanding at end of period.

(6)	Dividend payout ratio is calculated by dividing total dividends paid by net income for the period.

(7)	Return on average assets is calculated by dividing net income by the average balance of total assets for the year.

(8)	Return on average equity is calculated by dividing net income by the average balance of stockholders’ equity for the year.

(9)	Average equity to average assets is calculated by dividing the average balance of stockholders’ equity for the year by the average balance of total assets for the year.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information consolidates the historical condensed consolidated balance sheet at December 31, 2005 and the historical condensed consolidated statement of income for the year ended December 31, 2005 of Sovereign, which are derived from our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2005, with the historical condensed consolidated balance sheet at December 31, 2005 and the historical condensed consolidated statement of income for the year ended December 31, 2005 of Independence, which are derived from Independence’s audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2005. The historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The unaudited pro forma condensed combined financial information has been prepared using the assumptions described in the notes thereto.

The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto as well as the historical consolidated financial statements as of and for the year ended December 31, 2005 of Sovereign included in its Annual Report on Form 10-K (which is incorporated by reference herein) and of Independence included in its Annual Report on Form 10-K (which is not incorporated by reference herein).

This unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Independence been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The unaudited pro forma condensed combined financial information as of and for the periods presented may have been different had the companies actually been consolidated as of or during those periods due to, among other factors, possible revenue enhancements, expense efficiencies and integration costs. Additionally, as discussed in Note A, the actual allocation of the purchase price to the acquired assets and liabilities may vary materially from the assumptions used in preparing the unaudited pro forma condensed combined financial information.

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Unaudited Pro Forma Condensed Combined Balance Sheets
As of December 31, 2005
(in thousands)

	Sovereign	Independence	Adjustments		Pro forma Sovereign

Assets
Cash and amounts due from depository institutions	$1,131,936	$1,079,182	$(407,022	) B	$1,804,096
Investments:
Available-for-sale	7,258,402	3,574,500			10,832,902
Held-to-maturity	4,647,627	—			4,647,627
Other investments	651,299	—	167,294	G	818,593

Total investments	12,557,328	3,574,500	167,294		16,299,122

Loans:	43,803,847	12,322,442	(80,679	) C	56,045,610
Less allowance for loan losses	(419,599)	(101,467)			(521,066)

Total loans, net	43,384,248	12,220,975	(80,679)		55,524,544

Premises and equipment, net	412,017	165,639	13,121	C	590,777
Goodwill/CDI	2,930,801	1,253,242	(1,253,242	) C	5,624,954
			253,039	C
			2,441,114	C
Bank owned life insurance	1,018,125	336,566			1,354,691
Other assets	2,244,271	453,016	(27,023	) C	2,530,511
			6,930	E
			20,611	C
			(167,294	) G

Total assets	$63,678,726	$19,083,120	$966,849		$83,728,695

Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts:	$37,977,706	$10,945,283	$9,725	C	$48,932,714
Borrowings and other debt obligations	18,720,897	5,601,975	(12,601	) C	24,910,271
			600,000	B
Other liabilities	963,764	250,082	64,084	C	1,297,729
			19,799	E

Total liabilities	57,662,367	16,797,340	681,007		75,140,714

Minority interests	205,660				205,660
Stockholders’ equity:
Preferred Stock	—	—	200,000	B	200,000
Common Stock	3,657,543	1,912,412	(1,912,412	) C	5,662,215
			2,004,672	B
Warrants and stock options	337,346				337,346
Unallocated ESOP shares	(21,396)	(59,323)	59,323	C	(21,396)
Treasury stock	(478,734)	(472,893)	472,893	C	(98,915)
			379,819	B
Accumulated other comprehensive income/ (loss)	(170,798)	(44,137)	44,137	C	(170,798)
Retained earnings	2,486,738	949,721	(949,721	) C	2,473,869
			(12,869	) E

Total stockholders’ equity	5,810,699	2,285,780	285,842		8,382,321

Total liabilities and stockholders’ equity	$63,678,726	$19,083,120	$966,849		$83,728,695

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Unaudited Pro Forma Condensed Combined Statement of Income
For the twelve months ended December 31, 2005
(in thousands, except per share data)

	Sovereign		Independence	Adjustments		Pro forma Sovereign

Interest and dividend income:
Interest on interest-earning deposits	$8,756		$11,767			$20,523
Interest on investment securities	566,809		166,727	$7,602	G	741,138
Interest on loans	2,343,214		659,085	20,773	D	3,023,072

Total interest and dividend income	2,918,779		837,579	28,375		3,784,733

Interest expense:
Deposits and related customer accounts	624,590		162,868	(6,336	) D	781,122
Borrowings	705,908		175,846	(273	) D	924,981
				43,500	D

Total interest expense	1,330,498		338,714	36,891		1,706,103

Net interest income	1,588,281		498,865	(8,516)		2,078,630
Provision for loan losses	90,000		—			90,000

Net interest income after provision for loan losses	1,498,281		498,865	(8,516)		1,988,630

Non-interest income:
Total fees and other income before securities transactions	634,759		118,243	(3,435	) D	741,965
				(7,602	) G
Net gain on investments and related derivatives transactions	11,713		6,637			18,350

Total non-interest income	646,472		124,880	(11,037)		760,315

Non-interest expense:
General and administrative
Compensation and benefits	538,912		149,122			688,034
Occupancy and equipment	246,993		52,287	656	D	299,936
Other administrative expenses	303,299		85,044			388,343

Total general and administrative	1,089,204		286,453	656		1,376,313
Other expenses:
Amortization of core deposit intangibles	73,821		11,380	36,509	D	121,710
Trust preferred securities and other minority interest expense	23,208		—			23,208
Equity method investments	43,660		—			43,660
Loss on debt extinguishment	187		—			187
Proxy and professional fees	5,827		—			5,827
Restructuring	3,982		—			3,982
Merger-related and integration charges	12,744		—			12,744

Total other expenses	163,429		11,380	36,509		211,318

Total non-interest expense	1,252,633		297,833	37,165		1,587,631

Income before income taxes	892,120		325,912	(56,718)		1,161,314
Income tax expense	215,960		112,440	(19,851	) D	308,549

Net income	$676,160		$213,472	$(36,867)		$852,765

Net income for EPS	$701,587	F	$213,472	$(51,367	) F	$863,692	F

Basic earnings per share	$1.86		$2.70			$1.85	F
Diluted earnings per share	$1.77		$2.62			$1.78	F

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_______________________

A. Basis of Presentation

The accompanying condensed combined pro forma financial statements include the historical financial position and results of operations of Sovereign, adjusted to give effect to the acquisition of Independence. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Independence acquisition been completed at the beginning of the period indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The Independence acquisition is expected to be completed in the second quarter of 2006.

Under U.S. generally accepted accounting principles, the merger will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of Independence will be recorded upon acquisition at their estimated fair values. The allocation of the total purchase price reflected in the unaudited pro forma condensed combined financial statements is preliminary and is based on the assets and liabilities, as well as other assumptions and factors including market interest rates, existing at the date the merger is assumed to occur. The actual purchase accounting adjustments will be based on the estimated fair values of the assets acquired and liabilities assumed as of the date of the acquisition. A preliminary allocation of the purchase cost for the acquisition has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on Sovereign’s preliminary analysis, estimates and assumptions. Accordingly, the final purchase accounting adjustments and merger related charges may be materially different from the amounts reflected in the unaudited pro forma condensed combined financial statements included in this document. Increases or decreases in the fair value of assets and liabilities, commitments and other items of Independence as compared to the information included in this document may change the amount of purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments to yield and/or amortization of the adjusted assets or liabilities. The unaudited pro forma condensed combined statement of income gives effect to the transaction as if it occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet assumes the transaction was completed on December 31, 2005. Certain reclassifications have been included in the accompanying unaudited pro forma condensed combined balance sheet and accompanying unaudited pro forma condensed combined income statement to conform presentation to Sovereign’s accounting policies (see Note G). Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are summarized as follows:

The fair values for the assets and liabilities of Independence were estimated as follows:

•	Mortgage servicing assets. The fair value is estimated by discounting the future cash flows using current market rates for mortgage loan servicing with adjustment for market and credit risks.

•
Loans.     Fair value is estimated by discounting cash flows using estimated market discount rates at which similar loans would be made to borrowers and reflect similar credit ratings and interest rate risk for the same remaining maturities. The allowance for loan losses is deemed to be a reasonable estimate of the credit losses inherent within the portfolio.

•
Deposits.     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings accounts and certain money market accounts, is equal to the amount payable on demand as of the balance sheet date. The fair value of fixed- maturity certificates of deposit is estimated by discounting cash flows using currently offered rates for deposits of similar remaining maturities.

•
Borrowings and Other Debt Obligations.     Fair value is estimated by discounting cash flows using rates currently available to Sovereign for other borrowings with similar terms and remaining maturities. Certain debt instruments are valued using available market quotes.

•	Core Deposit Intangible. The fair value for the core deposit intangible asset was estimated by calculating a 3.5% premium on core deposits of Independence.

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•
Other Assets and Other Liabilities.     With the exception of the previously mentioned mortgage servicing assets, the carrying amounts of other assets and liabilities have been assumed to be a reasonable estimate of fair value.

The premiums on mortgage servicing rights are amortized in proportion to, over the period of, the estimated net servicing income, which approximates 6 years. The premium on time deposits is amortized to interest expense over their weighted average contractual lives of 2 years to approximate a constant yield to maturity. The discount on loans amortized to interest income over their estimated lives of 3 to 5 years based on prepayment assumptions and the contractual features of each loan (such as interest rate, loan term, origination date, etc.) to approximate a constant yield to maturity. The discount on borrowings and other debt is amortized to interest expense over the weighted average maturity of 2 years to approximate a constant yield to maturity. The core deposit intangible asset is amortized to expense over 10 years on an accelerated basis. The fair value adjustment for property and equipment is amortized over 20 years.

B. Calculation of Purchase Price of Independence Acquisition

The preliminary estimate of the cost to acquire Independence includes (in thousands):

Cash	$3,457,963
Cash paid for Independence options and restricted stock outstanding	133,550

Total	$3,591,513

Under the terms of the merger agreement between Sovereign and Independence, shareholders of Independence will be entitled to receive $42.00 in cash for each share of Independence common stock that they own. Stock options to purchase approximately 5.9 million shares (with a weighted average exercise price of $22.61) of Independence’s common stock and restricted stock awards of approximately 0.5 million shares will be cashed out by Sovereign pursuant to the merger agreement. To finance the Independence acquisition, Sovereign intends to issue approximately 88.4 million shares of common stock to Santander at $27.00 per share for net proceeds of $2.4 billion. Additional financing will be provided through a combination of Sovereign’s available cash and proceeds from offerings of other securities. See “Summary — Sovereign Bancorp, Inc. — Recent Developments” and “— Additional Financing” in this prospectus supplement.

C. Calculation of Goodwill and Allocation of Purchase Price of Sovereign/Independence

The pro forma excess of cost over net assets acquired for the Independence acquisition was calculated as follows (in thousands):

Purchase price	$3,591,513
Net assets acquired	2,285,780

$1,305,733

The excess of cost over the net assets was allocated to acquired assets and liabilities as follows (in thousands):

December 31, 2005

Loans	$(80,679)
Property and equipment	13,121
Mortgage servicing rights	20,611
Core deposit intangible	253,039
Deposits	(9,725)
Borrowings and other debt obligations	12,601
Other liabilities.	(64,084)
Goodwill	1,187,872
Deferred Tax asset (liability), net at 35%	(27,023)

Total	$1,305,733

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In Sovereign’s initial due diligence efforts for the Independence acquisition, preliminary restructuring plans were made by Sovereign’s management related to closing certain specifically identified acquired branch locations. An accrual was estimated for the total discounted net cash flow liability that Sovereign would incur on remaining lease obligations for these closed branches. The preliminary restructuring plan also identified certain severance and certain other benefit payments that would be made to specifically identified terminated employees, as well as termination payments for canceling certain redundant servicing contracts. Additionally, the merger agreement requires Sovereign to fund $20 million to a charitable trust on the date of acquisition to continue Independence’s charitable donations in its New York metropolitan market place. The preliminary restructuring plans will be finalized prior to the closing of the transaction and will be implemented within 6 months after the closing of the transaction. The total of these accruals was $64.1 million and they are reflected within other liabilities above. The remaining adjustments noted above are purchase accounting adjustments to reflect the difference between the historical cost values for certain assets and liabilities to fair market value.

D. Sovereign/Independence Pro Forma Adjustments

The following tables summarize the pro forma adjustments included in the accompanying unaudited pro forma condensed combined statement of income. These adjustments are based on purchase accounting adjustments calculated as of December 31, 2005 (in thousands).

For the Twelve months ended December 31, 2005

Amortization of discount on loans	$20,773
Amortization of premium on deposits	6,336
Amortization of discount on borrowings and other debt obligations	273
Interest expense on additional borrowings	(43,500)
Amortization of premium on mortgage servicing rights	(3,435)
Amortization of premium on property and equipment	(656)
Incremental amortization expense for core deposit intangible	(36,509)

Total	$(56,718)

Income tax expense for the above pro forma adjustments was provided using a 35% tax rate.

The following table summarizes the estimated net future impact of the amortization of the purchase accounting adjustments for the pro forma purchase price allocation made in the December 31, 2005 condensed combined pro forma balance sheet in connection with the Independence merger (in thousands):

Projected Future Amounts For Years Ended December 31,	Net (Decrease) in Income before Income Taxes

2006	$(28,145)
2007	$(27,857)
2008	$(27,233)
2009	$(25,002)
2010	$(22,831)

E. Sovereign/Independence Merger Related Charges

In connection with the acquisition of Independence, Sovereign expects to incur non-recurring charges of approximately $19.8 million on the acquisition date related to closure of existing Sovereign branches and retention bonuses for certain employees of Independence, which will be recorded in the income statement of Sovereign within the 12 month period after completion of the merger. These charges are based on Sovereign management’s preliminary integration and restructuring plans. These plans will be finalized prior to the closing of the Independence acquisition and will be implemented within 6 months after the closing of the

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transaction. The cost of the special items has been reflected in the accompanying condensed combined pro forma balance sheet as of December 31, 2005 as follows (in thousands):

Accrued liabilities	$19,799
Deferred taxes at 35%	6,930

Retained earnings	$12,869

Additionally, Sovereign expects to incur approximately $48 million of merger related charges during the second half of 2006 related to integrating data processing platforms, incremental advertising expenditures due to Sovereign entering the Metro New York marketplace, and other customer conversion related items.

Since these charges are non-recurring and are expected to be incurred within one year of the completion of the merger, they have not been included in the accompanying pro forma condensed combined statement of income.

F. Earnings Per Share

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding over the period presented. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common stock equivalents. Pro forma basic and diluted weighted average number of common stock utilized for the calculation of earnings per share for the periods presented were calculated using Sovereign’s historical basic and diluted weighted average common stock plus the shares of Sovereign common stock to be issued to Santander. Pro forma basic and diluted earnings per share include the impact of the estimated dividends that will be paid on the $200 million of preferred stock. The following table reconciles the adjustments to the weighted average basic and diluted earnings per share calculation for the twelve-month period ended December 31, 2005 (in thousands).

For the Year Ended December 31, 2005:

	Sovereign	Independence	Adjustments	Pro forma Sovereign

Net income	$676,160	$213,472	$(36,867)	$852,765
Dividends on preferred stock	—	—	(14,500)	(14,500)

Net income available for common shareholders	676,160	213,472	(51,367)	838,265
Contingently convertible trust expense, net of tax	25,427	—	—	25,427

Net income for EPS for common shareholders	$701,587	$213,472	$(51,367)	$863,692

Weighted average shares:
Basic	363,655	79,163	88,389	452,044
Diluted	396,187	81,550	88,389	484,576

Basic earnings per share	$1.86	$2.70		$1.85
Diluted earnings per share	$1.77	$2.62		$1.78

G. Reclassifications to conform with Sovereign accounting policies

Effective December 31, 2005, Sovereign changed its accounting policy with respect to the classification of its investments in FHLB stock. As a result of this change, Sovereign reclassified these investments from “Investments available for sale” to “Other investments.” Sovereign records dividends received on FHLB stock within “Interest on investments.” The adjustments in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements were recorded to conform the treatment of Independence’s FHLB stock and related dividends to Sovereign’s accounting policy, since Independence classified this investment within “other assets” and the related dividends within “fees and other income before securities transactions.”

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RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO
FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table presents the consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividend requirements for Sovereign for each of the years in the five-year period ended December 31, 2005.

Year Ended December 31,
	2005	2004	2003	2002	2001

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	1.64x	1.66x	1.70x	1.48x	1.11x
Including interest on deposits	2.17x	2.01x	2.20x	1.91x	1.26x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements:
Excluding interest on deposits	1.64x	1.66x	1.70x	1.48x	1.11x
Including interests on deposits	2.17x	2.01x	2.20x	1.91x	1.26x

Sovereign does not currently have any preferred stock outstanding and it has not had any preferred stock outstanding at any time during the last five years. Therefore, Sovereign has not had any preferred stock dividend requirements for each of the last five years ended December 31, 2005.

USE OF PROCEEDS

We estimate that the proceeds from the sale of the depositary shares representing interests in the Series C Preferred Stock will be approximately $193.5 million, after deducting the underwriters’ discounts and commissions and estimated offering expenses. We will use the net proceeds from the offering of the depositary shares to fund a portion of the purchase price for our acquisition of Independence as described under “Summary — Recent Developments — Pending Transactions” and “— Additional Financing.”

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CAPITALIZATION

The following table sets forth our historical and unaudited pro forma capitalization as of December 31, 2005, as adjusted to give effect to this offering of the depositary shares, our acquisition of Independence and the related financings:

		Adjusted for the
		acquisition of Independence, the issuance of the depositary shares and the
	Actual	related financings(1)

	(in millions)
Borrowings and other debt obligations	$18,721	$24,910
Stockholders’ Equity:
Common stock	3,658	5,662
Preferred stock	—	200
Warrants and stock options	337	337
Unallocated ESOP shares	(21)	(21)
Treasury stock, at cost	(479)	(99)
Accumulated other comprehensive loss	(171)	(171)
Retained earnings	2,487	2,474

Total stockholders’ equity	5,811	8,382

Total capitalization	$24,532	$33,292

(1)
Related financings include (a) Sovereign’s sale of approximately 88.4 million shares of common stock to Santander for approximately $2.4 billion and (b) Sovereign’s issuance and sale of approximately $600 million of trust preferred and similar securities, which Sovereign expects to issue before June 1, 2006.

These adjustments reflect management’s best estimate of the forms and amounts of financing at the time of this offering. The actual form of acquisition financing may involve different forms of financing and/or different amounts of the same types of securities.

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DESCRIPTION OF SERIES C PREFERRED STOCK

The depositary will be the sole holder of the Series C Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described under “Description of Depositary Shares.”

This prospectus supplement summarizes specific terms and provisions of the Series C Preferred Stock. Terms that apply generally to our preferred stock are described in the “Description of Preferred Stock” section of the accompanying prospectus. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Articles of Incorporation, as amended (“Articles of Incorporation”), and the Statement with Respect to Shares creating the Series C Preferred Stock, the latter of which will be included as an exhibit to documents filed with the SEC prior to the closing of this offering.

General

Our authorized capital stock includes 7,500,000 shares of preferred stock. The board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares in each series, to establish the par value, and to determine the designations, powers and preferences, and the qualifications, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, conversion rights, voting rights, all without any vote or other action on the part of shareholders. This power is limited by Sovereign’s Articles of Incorporation and applicable law or regulation.

The Series C Preferred Stock is part of a single series of authorized preferred stock consisting of 8,000 shares, all of which are being offered hereby. We may from time to time, without notice to or the consent of holders of our preferred stock, issue additional shares of preferred stock, except that we must obtain the consent of the holders of the Series C Preferred Stock, as described under “— Voting” below, to the extent such shares would rank senior to the Series C Preferred Stock.

Shares of the Series C Preferred Stock will rank senior to our common stock and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding up. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets lawfully available for such payment (i.e., after taking account of all of our indebtedness and other non-equity claims against us). The Series C Preferred Stock will be fully paid and nonassessable when issued. Holders of Series C Preferred Stock will not have preemptive or subscription rights to acquire more capital stock of Sovereign.

The Series C Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Sovereign. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of Sovereign to redeem or repurchase the Series C Preferred Stock.

Dividends

Dividends on shares of the Series C Preferred Stock will not be mandatory. Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 15th day of February, May, August and November of each year (each, a dividend payment date), commencing on August 15, 2006. These dividends will accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at an annual rate of 7.30%. In the event that we issue additional shares of Series C Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

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Dividends will be payable to holders of record of Series C Preferred Stock as they appear on our books on the applicable record date, which shall be the 1st day of the month during which the dividend payment date falls, or such other record date fixed by our board of directors (or a duly authorized committee of the board) from time to time, which shall not be more than 60 nor less than 10 days prior to such dividend payment date. The corresponding record dates for the depositary shares will be the same as the record dates for the Series C Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Stock. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day.

Dividends on shares of Series C Preferred Stock will not be cumulative. Accordingly, if the board of directors or a duly authorized committee of the board, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

So long as any share of Series C Preferred Stock remains outstanding, (i) no dividend or other distribution shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (iii) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the then-current dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of Sovereign hereafter authorized over which Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Sovereign.

When dividends are not paid in full upon the shares of Series C Preferred Stock and any parity stock, all dividends declared upon shares of Series C Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series C Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Sovereign that ranks on a par with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Sovereign.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, holders of the Series C Preferred Stock are entitled to receive out of assets of Sovereign available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of

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Series C Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Sovereign are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series C Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our junior stock shall be entitled to receive all remaining assets of Sovereign according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Sovereign with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Sovereign for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Sovereign.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is not redeemable prior to May 15, 2011. On and after that date, the Series C Preferred Stock will be redeemable at our option, subject to the prior approval of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign), in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock.

If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to our Series C Preferred Stock.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Any redemption of the Series C Preferred Stock is subject to prior approval of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign). See “Risk Factors — Investors Should Not Expect Us to Redeem the Series C Preferred Stock on the Date It Becomes Redeemable or on any Particular Date After It Becomes Redeemable” in this prospectus supplement. If we redeem the Series C Preferred Stock, it is our intention to redeem the Series C Preferred Stock with funds, which include the net

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proceeds from the sale of certain qualifying securities, that will receive an amount of equity credit that is equal to or greater than the amount of equity credit attributed to the Series C Preferred Stock at the time of redemption.

Voting Rights

Except as provided below, the holders of the Series C Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), we will expand our board by two members and the holders of the Series C Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote together as a single class for the election of two directors to fill such vacancies (the “Preferred Directors”), provided that the election of the Preferred Directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors, and provided further that our board of directors shall at no time include more than two Preferred Directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the Preferred Directors shall be elected at the next annual meeting of shareholders or a special meeting of the Series C Preferred Stock (and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid for six or more dividend payments) called at the request of the holders of record of at least 20% of the aggregate liquidation preference of the Series C Preferred Stock (and any other class or series of preferred stock that ranks on parity with Series C Preferred Stock as to payment of dividends and for which dividends have not been paid for six or more dividend payments) (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid regularly on the shares of the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends for at least four subsequent dividend periods, whether or not consecutive, following the Nonpayment.

If and when full dividends have been regularly paid for at least four subsequent dividend periods, whether or not consecutive, following a Nonpayment on the Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, the holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of the Preferred Directors so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. The Preferred Directors may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of the Preferred Directors (other than prior to the initial election of the Preferred Directors) may be filled by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock (together with holders of any and all other class of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of shareholders. The Preferred Directors shall each be entitled to one vote on any matter.

If the holders of Series C Preferred Stock become entitled to vote for the election of two directors, the Series C Preferred Stock may be considered a class of voting securities under interpretations adopted by the OTS. As a result, certain holders of Series C Preferred Stock may become subject to regulations under the

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Home Owners’ Loan Act of 1933, as amended, and/or certain acquisitions of Series C Preferred Stock may be subject to prior approval by the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign).

So long as any shares of Series C Preferred Stock remain outstanding:

•
the affirmative vote of the holders of at least two-thirds of all of the shares of (i) Series C Preferred Stock and (ii) any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign, outstanding at the time, voting together as a single class, given in person or by proxy, at any special or annual meeting called for the purpose, will be necessary to permit, effect or validate the creation or issuance, or any increase in the authorized or issued amount of any class or series of stock (including any class or series of preferred stock) ranking senior to the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign;

•
at the election of Sovereign, either (i) the creation or issuance of any obligation or security convertible into, or evidencing the right to purchase, any class or series of stock (including any class or series of preferred stock) ranking senior to the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign or (ii) the conversion of any convertible security into, or the exercise of any right to purchase, any class or series of stock (including any class or series of preferred stock) ranking senior to the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign, shall require the affirmative vote of the holders of at least two-thirds of all of the shares of (x) Series C Preferred Stock and (y) any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign, outstanding at the time, voting together as a single class, given in person or by proxy, at any special or annual meeting called for the purpose; and

•
the affirmative vote of the holders of at least two-thirds of all of the shares of (i) Series C Preferred Stock and (ii) any other class or series of preferred stock whose rights, preferences, privileges or voting powers would be materially and adversely affected and that ranks on parity with the Series C Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of Sovereign, outstanding at the time, voting together as a single class, given in person or by proxy, at any special or annual meeting called for the purpose, will be necessary to permit, effect or validate the amendment, alteration or repeal of any of the provisions of Sovereign’s Articles of Incorporation or the Statement with Respect to Shares filed with the Secretary of State of the Commonwealth of Pennsylvania with respect to the Series C Preferred Stock or any other series of preferred stock, if such amendment, alteration or repeal would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or of the holders thereof; provided, however, that (x) any increase in the amount of authorized preferred stock, the Series C Preferred Stock, or any other capital stock of Sovereign, or the creation and issuance of other series of preferred stock, including convertible preferred stock, or any other capital stock of Sovereign, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of Sovereign, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof and (y) in no event shall any merger, consolidation or other similar transaction involving Sovereign, including any future transaction contemplated by the Investment Agreement, require the approval of the holders of the Series C Preferred Stock, except (1) to the extent any right, preference, privilege or voting power of the Series C Preferred Stock is materially and adversely changed as a result of such merger, consolidation or similar transaction, and (2) to the extent required by law.

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Each holder of Series C Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, which is entitled to vote on any matter, will be entitled to vote with respect to such matter, together as a single class, pro rata in accordance with the respective aggregate liquidation preference of all shares of Series C Preferred Stock and such other class or series of preferred stock owned by each holder which is entitled to vote on such matter.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

Registrar

Mellon Investor Services, LLC will be the registrar, dividend disbursing agent and redemption agent for the Series C Preferred Stock.

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DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series C Preferred Stock; terms that apply generally to all our preferred stock issued in the form of depositary shares (including the depositary shares offered in this prospectus supplement) are described in the “Description of Depositary Shares” section of the accompanying prospectus.

General

As described in the accompanying prospectus in the section entitled “Description of Depositary Shares,” we are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/1,000th ownership interest in a share of Series C Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares will be deposited under a deposit agreement among Sovereign, Mellon Investor Services, LLC, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series C Preferred Stock, we will deposit the Series C Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed.

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In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series C Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. Each holder of a depositary share will be entitled, through the depositary, to vote the applicable fraction of a share of Series C Preferred Stock represented by such depositary share. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

We will file an application to list the depositary shares on the New York Stock Exchange under the symbol “SOVPrC.” If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series C Preferred Stock except as represented by the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The Series C Preferred Stock will be issued in registered form to the depositary. See “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus.

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BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each beneficial owner of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date.

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Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price. Each potential investor should consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.

General

Beneficial owners of depositary shares will be treated as owners of the underlying Series C Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal tax purposes)

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created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Dividends.     Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares before January 1, 2009 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets). In addition, subject to similar exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Dispositions.     A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Information reporting and backup withholding on U.S. holders.     Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”). Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to non-corporate U.S. holders and certain payments of proceeds to non-corporate U.S. holders on the sale or redemption of the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or partnership.

Dividends.     Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN certifying that such holder is eligible for treaty benefits), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and the non-U.S. holder provides the payor with a properly completed Form W-8ECI). Dividends that are effectively connected with such trade or business (and, if a tax treaty applies, are attributable to a U.S.

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permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dispositions.     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares so long as:

•
the gain is not effectively connected with a U.S. trade or business of the holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); and

•
in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (in which case the gain may be subject to tax if certain other conditions are met).

Information reporting and backup withholding on non-U.S. holders.     Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN (or other applicable form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker.

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UNDERWRITING

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. are acting as joint bookrunning managers of the offering and representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of depositary shares set forth opposite the underwriter’s name.

Name	Number of Depositary Shares

Citigroup Global Markets Inc.	2,400,000
Bear, Stearns & Co. Inc.	2,400,000
J.P. Morgan Securities Inc.	2,400,000
Lehman Brothers Inc.	600,000
Morgan Stanley & Co. Incorporated	100,000
Santander Investment Securities Inc.	100,000

Total	8,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the depositary shares if they purchase any of the depositary shares.

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the depositary shares to dealers at the public offering price less a concession not to exceed $0.50 per depositary share. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per depositary share on sales to other dealers. If all of the depositary shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup, offer, sell, issue or otherwise dispose of or hedge any shares of preferred stock, any depositary shares representing preferred stock or any securities convertible into or exchangeable for such preferred stock. The underwriters in their sole discretion may at any time release any of the securities subject to this lock-up agreement at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay in connection with this offering.

Paid by Sovereign

Per depositary share	$0.7875

Total	$6,300,000

The underwriters have advised us that the underwriting commissions will be $0.50 per depositary share with respect to any depositary shares sold to certain institutions. Therefore, to the extent any sales are made to any of those institutions, the actual total underwriting discounts and commissions will be less than the amounts shown in the table above and the actual total proceeds to us will be greater than the amounts described in this prospectus supplement.

We expect to deliver the depositary shares against payment for the depositary shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the depositary shares.

Prior to this offering, there has been no public market for the depositary shares. We will apply to list the depositary shares on the New York Stock Exchange. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares.

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In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of depositary shares in excess of the number of depositary shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of depositary shares in the open market made for the purpose of preventing or retarding a decline in the market price of the depositary shares while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase depositary shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We estimate that our portion of the total expenses of this offering will be $200,000.

Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Santander Investment Securities Inc. is a broker-dealer and, upon completion of Santander’s investment in Sovereign, will be an affiliate of ours. Following the initial distribution of depositary shares, Santander Investment Securities Inc. may buy and sell the depositary shares in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and attached prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the depositary shares to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of depositary shares to underwriters for sale to their online brokerage account holders. The representatives will allocate depositary shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, depositary shares may be sold by the underwriters to securities dealers who resell depositary shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act:

•	our annual report on Form 10-K for the year ended December 31, 2005; and

•
our current reports on Form 8-K filed January 4, 2006, February 22, 2006 (as amended on Form 8-K/A filed on February 23, 2006), March 17, 2006, March 21, 2006, March 24, 2006, and April 25, 2006 (other than, with respect to these reports, information that is furnished but deemed not to have been filed); and

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•
the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act, as modified by Amendment No. 2 on Form 8-A/A filed on October 28, 2005 amending and restating Items 1 and 2 of Sovereign’s Form 8-A/A filed on January 24, 2005; and

•
the description of our common stock purchase rights contained in our current report on Form 8-K/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such current report.

      We also incorporate by reference reports that we will file with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, other than those portions furnished on Form 8-K, but not deemed filed.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Sovereign Bancorp, Inc.
Investor Relations Department
Mail Code 11-900-1R5
P.O. Box 12646
Reading, PA 19612
Telephone: (610) 208-8681

LEGAL MATTERS

The validity of the depositary shares and Series C Non-Cumulative Perpetual Preferred Stock and certain matters of Pennsylvania law relating to Sovereign will be passed upon by Stevens & Lee, Philadelphia and Reading, Pennsylvania. Stevens & Lee and its attorneys beneficially own in the aggregate approximately 400,000 shares of Sovereign common stock. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Washington, D.C.

EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus supplement. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon the reports of such firm given on its authority as experts in accounting and auditing.

PROSPECTUS
$2,500,000,000

May Offer -
Debt Securities Preferred Stock Depositary Shares Common Stock Warrants Stock Purchase Contracts Stock Purchase Units

The Trusts
May Offer -
Trust Preferred Securities

We and, in the case of the trust preferred securities, the applicable Trust, may offer and sell from time to time up to $2,500,000,000 of the securities listed above, including units consisting of any two or more of such securities. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of offering.

This prospectus contains a general description of the securities that may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SOV.”

These securities are not savings or deposit accounts or other obligations of any of our bank or nonbank subsidiaries and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Investing in the securities offered by this prospectus and the accompanying prospectus supplement involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated April 25, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is a combined prospectus that is part of two registration statements that we and the Trusts filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we and, in the case of the trust preferred securities, the applicable Trust, may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000.

This prospectus provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we or the applicable Trust will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we or the Trusts make in this prospectus will be modified or superseded by any inconsistent statement made by us or the Trusts in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

__________________

No separate financial statements of the Trusts have been included or incorporated by reference herein. We and the Trusts do not consider such financial statements material to holders of trust preferred securities because:

•	all of the voting securities of each Trust will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

•
no Trust has independent operations, but rather each exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in debt securities, and, possibly, warrants and other securities of Sovereign Bancorp, Inc.; and

•	the obligations of the Trusts under the trust preferred securities are fully and unconditionally guaranteed by us to the extent set forth herein.

See “The Trusts” and “Description of Trust Preferred Securities and Trust Guarantees – Trust Guarantees.”

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, we and the Trusts have filed a registration statement (No. 333-133514) relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain of the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished in any current report on Form 8-K) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•
our Current Reports on Form 8-K filed with the SEC on May 25, 2005, August 5, 2005, November 21, 2005, January 4, 2006, February 22, 2006, March 15, 2006, March 17, 2006, March 21, 2006, March 24, 2006, and April 25, 2006 and on Form 8-K/A filed February 23, 2006;

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such registration statement; and

•
the description of our stock purchase rights contained in our current report on Form 8-K/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such current report.

You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Sovereign Bank
Mail Code 11-900-IR5
P.O. Box 12646
Reading, Pennsylvania 19612
(610) 208-8681

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PROSPECTUS SUMMARY

This summary provides a brief overview of us and the Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For more complete information about us and the Trusts and a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we and the Trusts may offer;

•	the accompanying prospectus supplement, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us, including our financial statements.

Sovereign Bancorp, Inc.

General

Sovereign is the parent company of Sovereign Bank, a financial institution with approximately $64 billion in assets, more than 650 community banking offices, over 1,000 ATMs and about 10,000 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, New York, Rhode Island, Delaware, Massachusetts and Maryland. Sovereign’s primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial and asset-based loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. Sovereign also purchases portfolios of residential mortgage loans and other consumer loans originated throughout the United States.

Sovereign Bank was organized in 1984. Sovereign was incorporated in 1987, and since 1990, it has acquired 27 financial institutions, branch networks and related businesses. Seventeen of these acquisitions, with assets totaling approximately $35 billion, have been completed since 1995.

Sovereign believes that as a result of continuing consolidation in the financial services industry, there is an increasing need for a super-community bank in the northeastern United States. Sovereign considers a super-community bank to be a bank with the size and range of commercial, business and consumer products to compete with larger institutions, but with the orientation to relationship banking and personalized service usually found at smaller community banks.

In response to this need, in 1996, Sovereign initiated a strategy to transform itself from a traditional mortgage lender into a super-community bank. During 2000, Sovereign substantially completed this transformation by acquiring $12.3 billion of deposits, $8.0 billion of loans, and 281 community banking offices located in Massachusetts, Rhode Island, Connecticut and New Hampshire from FleetBoston Financial Corporation. As a result of that transaction, Sovereign doubled its deposit base, changed the mix of loans and deposits to be more characteristic of a commercial bank, and increased the breadth and depth of senior and middle management. Sovereign has since completed four additional acquisitions of community banks in New England and Pennsylvania with aggregate assets and deposits of approximately $13.3 billion and $8.6 billion, respectively.

With the dual goals of filling in the geographic gap between its banking offices in New England and its banking offices in Pennsylvania, New Jersey, Delaware and Maryland, and entering the desirable greater New York metropolitan market, on October 24, 2005, Sovereign entered into an agreement to acquire Independence Community Bank Corp. (“Independence”), a financial institution headquartered in Brooklyn, New York with approximately $19.1 billion of assets as of December 31, 2005.

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Sovereign is a Pennsylvania business corporation and its principal executive offices are located at 1500 Market Street, Philadelphia, Pennsylvania and its telephone number is (215) 557-4630. Sovereign Bank is headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvania.

Sovereign Bank is a federally chartered savings bank and operates in a heavily regulated environment. Changes in laws and regulations affecting Sovereign and its subsidiaries may have an impact on its operations. See “Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.

Recent Developments

Pending Transactions

On October 24, 2005, Sovereign announced the execution of a definitive agreement to acquire Independence for cash in a transaction valued at approximately $3.6 billion. Independence is a thrift holding company headquartered in Brooklyn, New York with approximately $19.1 billion in assets, $12.2 billion in net loans, $3.6 billion in investments, $10.9 billion in deposits, $5.6 billion of borrowings and other debt obligations and $2.3 billion of stockholders’ equity at December 31, 2005. Independence operates 126 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties, New York, and New Jersey. Upon completion of this transaction, Sovereign will be one of the few financial institutions in the nation with a substantial presence from Philadelphia through Boston and north into the rest of New England. Sovereign expects to complete its acquisition of Independence on or before June 1, 2006.

In order to finance a portion of the purchase price payable in connection with its acquisition of Independence, Sovereign and Banco Santander Central Hispano, S. A. (“Santander”) entered into an Investment Agreement, dated as of October 24, 2005 and amended as of November 22, 2005 (the “Investment Agreement”). The Investment Agreement sets forth the terms and conditions pursuant to which, among other things, Santander will purchase from Sovereign shares of Sovereign common stock representing 19.8% of Sovereign’s outstanding common stock after giving effect to the purchase (which we estimate to be, as of the date of this prospectus, approximately 88.4 million shares) for approximately $2.4 billion in cash at a purchase price of $27.00 per share, which represented a premium to Sovereign’s market price as of the date of the agreement. We expect to complete this transaction concurrently with our acquisition of Independence on or before June 1, 2006. Santander can increase its ownership up to 24.9% of Sovereign’s outstanding common stock at market prices, subject to certain standstill restrictions and regulatory limitations.

Santander is the ninth largest bank in the world by market capitalization. It has over 10,000 offices and a presence in over 40 countries. It is the largest financial institution in Spain and Latin America, and has a significant presence elsewhere in Europe, including Portugal, where it is the third largest banking group, and the United Kingdom. It also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries.

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RISK FACTORS

You should carefully consider the risks described in this prospectus and the accompanying prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before making an investment decision. These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

A deterioration in Sovereign Bank’s financial condition, results of operations or cash flow could adversely affect our ability to pay principal or interest on our indebtedness and dividends on our common or preferred stock.

Our primary source of cash to make payments on our debt or to pay dividends to our shareholders is dividends and other contributions from Sovereign Bank, which are limited, among other things, by the level of Sovereign Bank’s capital, liquidity, earnings and related regulatory capital and other requirements.

A significant deterioration in Sovereign Bank’s financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, could limit Sovereign Bank’s ability to pay cash dividends to us, which, in turn, would limit our ability to service our indebtedness and trust preferred expense or to pay dividends on our equity securities.

There is also the potential for an economic downturn, market disruptions and other effects resulting from terrorist attacks in the United States or on United States interests, or those of its allies, abroad, and actions by the United States and other foreign governments in response thereto, any of which could adversely affect Sovereign Bank’s financial condition, results of operations and cash flow.

Our holding company structure also restricts the ability of Sovereign Bank to provide funds to us and our ability to pay dividends and make debt payments.

Federal banking laws, regulations and policies also limit Sovereign Bank’s ability to pay dividends and make other distributions to us. Sovereign Bank must obtain prior approval from the Office of Thrift Supervision, or the “OTS,” to declare a dividend or make any other capital distribution if, after such dividend or distribution:

•	Sovereign Bank’s total distributions to us within that calendar year would exceed 100% of Sovereign Bank’s net income during the year plus retained net income for the prior two years; or

•	if Sovereign Bank is not adequately capitalized at the time.

In addition, prior approval of the OTS would be required if Sovereign Bank’s examination or Community Reinvestment Act ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us. The OTS may deny an application for approval for any capital distribution that it determines would constitute an unsafe or unsound practice. In addition, as a holding company, our rights and the rights of our creditors to participate in the assets of Sovereign Bank upon any liquidation, receivership or reorganization will be subject to the prior claims of Sovereign Bank’s creditors, including Sovereign Bank’s depositors.

An economic downturn may lead to a deterioration in our asset quality and adversely affect our earnings and cash flow.

Our business faces various material risks, including credit risk and the risk that the demand for our products will decrease. In a recession or other economic downturn, these risks would probably become more acute. In an economic downturn, our credit risk and litigation expense will increase. Also, decreases in consumer confidence, real estate values, interest rates and investment returns, usually associated with a downturn, could combine to make the types of loans we originate less profitable.

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Changing interest rates may adversely affect our profits.

To be profitable, we must earn more money from interest on loans and investments and fee-based revenues than the interest we pay to our depositors and creditors and the amount necessary to cover the cost of our operations. Rising interest rates may hurt our income because they may reduce the demand for loans and the value of our investment securities and our loans. If interest rates decrease, our net interest income could be negatively affected if interest earned on interest-earning assets, such as loans, mortgage-related securities, and other investment securities, decreases more quickly than interest paid on interest-bearing liabilities, such as deposits and borrowings. This would cause our net interest income to go down. In addition, if interest rates decline, our loans and investments may prepay earlier than expected, which may also lower our income. Interest rates do and will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause rates to change. If the yield curve steepens or flattens, it could impact our net interest income in ways management may not accurately predict.

We experience intense competition for loans and deposits.

Competition among financial institutions in attracting and retaining deposits and making loans is intense. Our most direct competition for deposits has come from commercial banks, savings and loan associations and credit unions doing business in our areas of operation, as well as from nonbanking sources, such as money market mutual funds and corporate and government debt securities. Competition for loans comes primarily from commercial banks, savings and loan associations, consumer finance companies, insurance companies and other institutional lenders. We compete primarily on the basis of products offered, customer service and price. A number of institutions with which we compete have greater assets and capital than we do and, thus, may have a competitive advantage.

We are subject to substantial regulation which could adversely affect our business and operations.

As a financial institution, we are subject to extensive regulation, which materially affects our business. Statutes, regulations and policies to which we and Sovereign Bank are subject may be changed at any time, and the interpretation and the application of those laws and regulations by our regulators is also subject to change. There can be no assurance that future changes in regulations or in their interpretation or application will not adversely affect us.

The regulatory agencies having jurisdiction over banks and thrifts have under consideration a number of possible rulemaking initiatives which impact on bank and thrift and bank and thrift holding company capital requirements. Adoption of one or more of these proposed rules could have an adverse effect on us and Sovereign Bank.

Existing federal regulations limit our ability to increase our commercial loans. We are required to maintain 65% of our assets in residential mortgage loans and certain other loans, including small business loans. We also cannot have more than 10% of our assets in large commercial loans that are not secured by real estate, more than 10% in small business loans, or more than four times our capital in commercial real estate loans. A small business loan is one with an original loan amount of less than $2 million, and a large commercial loan is a loan with an original loan amount of $2 million or more. Because commercial loans generally yield interest income which is higher than residential mortgage loans, the amount of our interest income could be adversely affected by these provisions. If the growth of our commercial loan portfolio continues at its current rate, we may exceed these regulatory limitations, requiring us to reduce the size of our commercial loan portfolio or take other actions which may adversely affect our net income.

Changes in accounting standards could impact reported earnings.

The accounting standard setters, including the FASB, SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.

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Difficulties in combining the operations of acquired entities with our own operations may prevent us from achieving the expected benefits from our acquisitions.

We may not be able to to achieve fully the strategic and operating efficiencies in an acquisition. Inherent uncertainities exist in the operations of an acquired entity. In addition, the market conditions where we and our potential acquisition targets operate are highly competitive. Although we have a strong track record in integrating acquired entities, it is possible that we may lose customers or the customers of acquired entities as a result of an acquisition. We may also lose key personnel, either from the acquired entity or from ourself, as a result of an acquisition. These factors could contribute to us not achieving the expected benefits from our acquisitions within desired time frames, if at all.

Future sales or issuances of our common stock or equity-related securities in the public market or in connection with mergers and acquisitions or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock.

Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of Sovereign common stock. As of March 31, 2006, we had no shares of preferred stock outstanding, and our authorized capital stock included 800,000,000 shares of common stock, no par value, of which 358,851,466 shares were outstanding.

We are not restricted from issuing additional common stock in a public offering or a private placement or from issuing shares of common or preferred stock in connection with any merger or acquisition. No prediction can be made as to the effect, if any, that future sales of issuances of shares of our common stock, equity-related securities or the availability of such securities for future sale will have on the trading price of our common stock.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Sovereign. Sovereign may from time to time make forward-looking statements in Sovereign’s filings with the Securities and Exchange Commission in its reports to shareholders (including its 2005 Annual Report) and in other communications by Sovereign, which are made in good faith by Sovereign, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the disclosure communications by Sovereign, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “will,” “would,” “believe,” “expect,” “hope,” “anticipate,” “estimate,” “intend,” “plan,” “strive,” “hopefully,” “try,” “assume” or similar expressions constitute forward-looking statements.

These forward-looking statements include statements with respect to Sovereign’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of Sovereign, including statements relating to:

•	growth in net income, shareholder value and internal tangible equity generation;

•	growth in earnings per share;

•	return on equity;

•	return on assets;

•	efficiency ratio;

•	Tier 1 leverage ratio;

•	annualized net charge-offs and other asset quality measures;

•	fee income as a percentage of total revenue;

•	ratio of tangible equity to assets or other capital adequacy measures;

•	book value and tangible book value per share; and

•	loan and deposit portfolio compositions, employee retention, deposit retention, asset quality and reserve adequacy.

      These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements. Although Sovereign believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond Sovereign’s control). The following factors, among others, could cause Sovereign’s financial performance to differ materially from its goals, plans, objectives, intentions, expectations, forecasts and projections (and the underlying assumptions) expressed in the forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	adverse changes that may occur in the securities markets, including those related to the financial condition of significant issuers in our investment portfolio;

•
Sovereign’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and its ability to realize related revenue synergies and cost savings within expected time frames;

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•
the possibility that expected merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at acquisition date and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	deposit attrition, customer loss, revenue loss and business disruption following Sovereign’s acquisitions, including adverse effects on relationships with employees may be greater than expected;

•	anticipated acquisitions may not close on the expected closing date or may not close at all;

•	the conditions to closing anticipated acquisitions, including stockholder and regulatory approvals, may not be satisfied;

•	Sovereign’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services and vice versa;

•	the ability of Sovereign and its third party vendors to convert and maintain Sovereign’s data processing and related systems on a timely and acceptable basis and within projected cost estimates;

•
the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretation of generally accepted accounting principles;

•	technological changes;

•	competitors of Sovereign may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Sovereign;

•	changes in consumer spending and savings habits;

•	acts of terrorism or domestic or foreign military conflicts; and acts of God, including natural disasters;

•	regulatory or judicial proceedings;

•	changes in asset quality;

•
if Sovereign acquires companies with weak internal controls, it will take time to get the acquired company up to the same level of operating effectiveness as Sovereign’s internal control structure. Sovereign’s inability to address these risks could negatively affect Sovereign’s operating results; and

•	Sovereign’s success in managing the risks involved in the foregoing.

If one or more of the factors affecting Sovereign’s forward-looking information and statements proves incorrect, then its actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, Sovereign cautions you not to place undue reliance on any forward-looking information and statements. The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward looking statement. Any forward looking statements only speak as of the date of this document.

Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change. All forward-looking statements attributable to Sovereign are expressly qualified by these cautionary statements.

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THE SECURITIES WE MAY OFFER

We may use this prospectus to offer up to $2,500,000,000 of:

•	debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

THE TRUSTS

Each Trust is a statutory trust formed under Delaware law pursuant to a separate declaration of trust executed by us, as sponsor for such Trust, and the trustees of such Trust and the filing of a certificate of trust with the Delaware Secretary of State.

Unless an accompanying prospectus supplement provides otherwise, each Trust exists for the sole purposes of:

•	issuing the trust preferred securities;

•	investing the gross proceeds of the sale of the trust preferred securities in a specific series of our subordinated debt securities and, possibly, other Sovereign securities; and

•	engaging in only those other activities necessary or incidental thereto.

All of the common securities of each Trust will be owned by us. The trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and continuance of an event of default under the applicable declaration of trust, the rights of the holders of the applicable trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable trust preferred securities.

We will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of each Trust. Each Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust. Each Trust’s business and affairs will be conducted by the trustees. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Trust. The duties and obligations of the trustees will be governed by the declaration of trust. At least one of the trustees of each Trust will be one of our employees or officers who will act as the administrative trustee. One trustee of each Trust will be a financial institution that is not affiliated with us, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware. We will pay all fees and expenses related to each Trust and the offering of the trust preferred securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Bank of New York, and the Delaware trustee will be The Bank of New York, Delaware. The office of the Delaware trustee in the State of Delaware is White Clay Center, Newark, Delaware 19711. The principal place of business of each Trust is 300 Delaware Avenue, Suite 800, Wilmington, Delaware 19801.

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THE SECURITIES THE TRUSTS MAY OFFER

Each Trust may use this prospectus to offer up to $2,500,000,000 of trust preferred securities.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of the trust preferred securities.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include working capital, capital expenditures, repayment of existing indebtedness, financing possible future acquisitions, repurchasing shares of our common stock, and providing advances to or investments in Sovereign Bank and other direct or indirect subsidiaries. The amounts and timing of our application of the proceeds will depend upon many factors, including the funding requirements of Sovereign Bank and other direct or indirect subsidiaries, the availability of other funds, and the existence of acquisition opportunities. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

OUR RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Sovereign’s consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes before adjustment for minority interests, plus fixed charges, less preference security dividend requirements of consolidated subsidiaries. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

	Year Ended December 31,

	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges:
Including interest on deposits	1.64x	1.66x	1.70x	1.48x	1.11x
Excluding interest on deposits	2.17x	2.01x	2.20x	1.91x	1.26x

DESCRIPTION OF COMMON STOCK

We may issue, either separately or together with other securities, shares of common stock. Under our articles of incorporation, we are authorized to issue up to 800,000,000 shares of common stock. Upon our receipt of the full specified purchase price therefor, the common stock will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See “Description of Our Capital Stock” below.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by an

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accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement, of which this prospectus forms a part. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Under our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the articles of incorporation.

Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a statement with respect to shares as an amendment to our articles of incorporation. The term “board of directors” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our and our subsidiaries’ officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging a transaction to acquire us which is deemed undesirable by our board of directors.

The preferred stock will be, when issued, fully paid and nonassessable. Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire any other shares of our capital stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

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•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of our other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, or may be mandatorily redeemed at a certain date.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the statement with respect to shares establishing such series; or

•	as required by applicable law.

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DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company, or an affiliate thereof, we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

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Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from a holder of depositary shares representing any series of preferred stock, the preferred stock depositary will vote the preferred shares with respect to the depositary shares owned by such holder in the manner described in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their account.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

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Neither we nor the preferred stock depositary will be liable if we or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture and supplemental indentures, if any, including the defined terms, for the provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

General

The debt securities offered by this prospectus will be our secured or unsecured obligations, and will be either senior debt, subordinated debt, or junior subordinated debt. Senior debt will be issued under a senior indenture. Subordinated debt will be issued under a subordinated indenture. Junior subordinated debt will be issued under a junior subordinated indenture. The senior indenture, the subordinated indenture, and the junior subordinated indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Except as specified in “Senior Debt,” “Subordination,” the fifth following paragraph or otherwise below and in any applicable prospectus supplement, any junior subordinated debt will be subject to the same terms and conditions as subordinated debt and will be issued under a junior subordinated indenture filed as an exhibit to this registration statement. Unless the context provides otherwise, references to the subordinated indenture shall also be deemed to be references to the junior subordinated indenture. The indentures have been filed with the SEC and are filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus forms a part. To obtain copies of the indentures, please see “Where You Can Find More Information” or contact the applicable trustee.

Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the indentures will be BNY Midwest Trust Company.

The indentures do not limit the total principal amount of debt securities that may be issued, and the indentures provide that debt securities of any series may be issued up to the total principal amount that we authorize from time to time. Except as may be set forth in a prospectus supplement, neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that may be incurred or the other securities that we or any of our affiliates may issue.

Because we are a holding company, the claims of creditors of our subsidiaries, including Sovereign Bank, will have a priority over our rights as a shareholder of Sovereign Bank, and also over the rights of our creditors, including the holders of our debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation or recapitalization, except to the extent that we may be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory limitations on the payment of dividends and on loans and other transfers from our banking subsidiaries to us.

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The amount of debt securities offered by this prospectus will be limited to the amounts described on the cover of this prospectus. The indentures provide that our senior, subordinated or junior subordinated debt securities may be issued in one or more series with different terms, in each case as we authorize from time to time. (Section 301)

The senior securities may be unsecured or secured by certain of our assets, including the stock of Sovereign Bank we own, and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other unsecured senior debt. The subordinated securities and junior subordinated securities will be unsecured and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other subordinated debt or junior subordinated debt, respectively, and, together with such other subordinated debt or junior subordinated debt, will be subordinate and junior in right of payment to the prior payment in full of our senior debt (which in the case of the junior subordinated debt will also include subordinated debt) as described below under “Subordination.”

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the designation and any limit on the total principal amount of such debt securities;

•	the price (expressed as a percentage of the total principal amount) at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature or method by which such dates can be determined;

•
the currency or currencies in which such debt securities are being sold and are denominated and the circumstances, if any, under which any debt securities may be payable in a currency other than the currency in which such debt securities are denominated, and if so, the exchange rate, the exchange rate agent and, if the holder of any such debt securities may elect the currency in which payments are to be made, the manner of such election;

•
the denomination in which any debt securities which are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000;

•
the rate or rates (which may be fixed or variable) at which such debt securities will bear interest, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•
the date from which interest on such debt securities will accrue, the dates on which such interest will be payable or method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which we may defer interest payments;

•
the dates on which, and the price or prices at which, such debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or mandatory repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or mandatory repayment;

•
any terms by which such debt securities may be convertible into common stock (see “Description of Common Stock”), preferred stock (see “Description of Preferred Stock”), or any of our other capital stock (see “Description of Our Capital Stock”) and, in case of debt securities convertible into preferred stock, the terms of such preferred stock;

•
any terms by which the principal of such debt securities will be exchangeable for capital stock and any terms creating a securities fund pursuant to which the proceeds of sales of capital stock may be designated on our books for the payment of any of the principal of such debt securities;

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•
whether such debt securities are to be issuable as bearer securities and/or registered securities and, if issuable as bearer securities, the terms upon which any bearer securities may be exchanged for registered securities;

•	whether such debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

•
if a temporary global debt security is to be issued with respect to such series, the extent to which, and the manner in which, any interest payable on an interest payment date prior to the issuance of a permanent global security or definitive bearer securities will be credited to the accounts of the persons entitled to interest on the interest payment date;

•
if a temporary global security is to be issued with respect to such series, the terms upon which interests in such temporary global security may be exchanged for interests in a permanent global security or for definitive debt securities of the series and the terms upon which interests in a permanent global security, if any, may be exchanged for definitive debt securities of the series;

•	any additional restrictive covenants included for the benefit of holders of such debt securities;

•	any additional events of default provided with respect to such debt securities;

•	information with respect to book-entry procedures, if any;

•	whether the debt securities will be repayable at the option of the holder in the event we are subject to a change in control;

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture;

•	the terms of any securities being offered together with or separately from the debt securities;

•	if such debt securities are original issue discount securities, the accreted or notational value thereof (or method of determining such amount) upon acceleration of maturity;

•	any guarantees issued with respect to such debt securities; and

•	any security interests or other liens granted to secure such debt securities.

Such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities and certain United States federal income tax consequences and other special considerations applicable to such series of debt securities. If a debt security is denominated in a foreign currency, such debt security may not trade on a U.S. national securities exchange unless and until the SEC has approved appropriate rule changes pursuant to the Securities Exchange Act of 1934 to accommodate the trading of such debt security.

Form, Exchange, Registration and Transfer

Debt securities of a series may be issuable in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise indicated in the prospectus supplement, bearer securities other than bearer securities in temporary or permanent global form will have interest coupons attached. (Section 201) Each indenture also provides that bearer securities or registered securities of a series may be issuable in permanent global form. (Section 203) See “— Permanent Global Securities.”

Registered securities of any series will be exchangeable for other registered securities of the same series of authorized denominations and of a like total principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer securities surrendered in exchange for registered

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securities between the close of business on a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities. (Section 305) Each bearer security, other than a temporary global bearer security, and each interest coupon will bear an appropriate legend as will be specified in an applicable prospectus supplement.

Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to such series of debt securities, without service charge and upon payment of any taxes and other governmental charges. (Section 305) If the applicable prospectus supplement refers to any transfer agent (in addition to the security registrar) we initially designate with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or security registrar) acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we must maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

We shall not be required to:

•
issue, register the transfer of, or exchange debt securities of any particular series to be redeemed or exchanged for capital stock for a period of 15 days preceding the first publication of the relevant notice of redemption or, if registered securities are outstanding and there is no publication, the mailing of the relevant notice of redemption;

•
register the transfer of or exchange any registered security selected for redemption or exchange in whole or in part, except the unredeemed or unexchanged portion of any registered security being redeemed or exchanged in part; or

•
exchange any bearer security selected for redemption or exchange except that such a bearer security may be exchanged for a registered security of like tenor and terms of that series, provided that such registered security shall be surrendered for redemption or exchange. (Section 305)

Additional information regarding restrictions on the issuance, exchange and transfer of, and special United States federal income tax considerations relating to, bearer securities will be set forth in the applicable prospectus supplement.

Temporary Global Securities

If so specified in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as bearer securities will initially be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depositary such as Euroclear System and Clearstream Banking, societe anonyme, Luxembourg for credit to designated accounts. On and after the date determined as provided in any such temporary global security and described in the applicable prospectus supplement, but within a reasonable time, each such temporary global security will be exchangeable for definitive bearer securities, definitive registered securities or all or a portion of a permanent global bearer security, or any combination thereof, as specified in the prospectus supplement. No definitive bearer security or permanent global bearer security delivered in exchange for a portion of a temporary global security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary global securities will be set forth in the applicable prospectus supplement.

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Permanent Global Securities

If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for definitive debt securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent global security will be payable in the manner described in the applicable prospectus supplement.

Payments and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement:

•
payments of principal of and premium, if any, and interest, if any, on bearer securities will be payable in the currency designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time;

•
such payments may be made, at the option of the holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States; and

•
payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date to a paying agent outside the United States. (Section 1001)

No payment with respect to any bearer security will be made at any office or paying agency we maintain in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on bearer securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency we designate in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002)

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, and interest, if any, on a registered security will be payable in the currency designated in the prospectus supplement, and interest will be payable at the office of such paying agent or paying agents as we may appoint from time to time, except that, at our option, payment of any interest may be made by a check in such currency mailed to the holder at the holder’s registered address or by wire transfer to an account in such currency designated by the holder in writing not less than ten days prior to the date of payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on a registered security will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such payments. (Section 307) Unless otherwise indicated in the applicable prospectus supplement, principal payable at maturity will be paid to the registered holder upon surrender of the registered security at the office of a duly appointed paying agent.

The paying agents outside the United States we initially appoint for a series of debt securities will be named in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent outside the United States so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of debt securities is listed on the stock exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of debt securities. (Section 1002)

All moneys we pay to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such principal, premium or

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interest shall have become due and payable will, at our request, be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment. (Section 1003)

Covenants Contained in Indentures

Unless an accompanying prospectus supplement provides otherwise, the indentures will provide that we may not:

•
sell, transfer, or otherwise dispose of any shares of voting stock of Sovereign Bank or permit Sovereign Bank to issue, sell, or otherwise dispose of any shares of its voting stock unless we retain direct ownership of at least 80% of the voting stock;

•	permit Sovereign Bank to merge or consolidate unless we directly own at least 80% of the voting stock of the surviving entity; or

•	convey or transfer Sovereign Bank’s properties and assets substantially as an entirety to any other entity unless we directly own at least 80% of the voting stock of the entity. (Section 1005)

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indentures, these requirements may be modified so as to reduce the required percentage of ownership from 80% to a majority. (Section 902)

We are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on our property (other than, in the case of the senior indentures, on the voting stock of Sovereign Bank as described above) for any purposes or from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specific levels of net worth or liquidity. In addition, the indentures do not contain any provision that would require us to repurchase, redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us that may adversely affect the creditworthiness of the debt securities.

The above covenants may be modified by, or additional covenants may be provided for in, a supplemental indenture, as will be further described in an applicable prospectus supplement.

Modification and Waiver

Except as to the above, and certain other modifications and amendments not adverse to holders of debt securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each indenture may be made only with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of each series affected by such modification, amendment or waiver.

No such modification or amendment may, without the consent of the holder of each security so affected:

•	change the stated maturity of the principal or any installment of principal or any installment of interest, if any;

•
reduce the amount of principal or interest payable on the debt security, or any premium payable upon its redemption or repayment or, in the case of an original issue discount security, the amount of principal payable upon the acceleration of its maturity;

•	change the place of payment or the currency in which principal or interest is payable, if any;

•
impair the right of any holders to sue for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the holder’s right of repayment, if any, at the option of the holder;

•
reduce the percentage in principal amount of outstanding debt securities of any series, whose holders must consent for modification or amendment of the applicable indenture, or for waiver of compliance with certain provisions of the applicable indenture, or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

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•
in the case of debt securities exchangeable for capital stock, impair any right to the delivery of capital stock in exchange for such debt securities or the right to sue for the enforcement of any such delivery or, in the case of debt securities convertible into common stock or preferred shares, impair any right to convert such debt securities; or

•	modify any of the above provisions. (Section 902)

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities. (Section 1601) A meeting may be called at any time by the trustee for such debt securities, or upon our request or upon the request of holders of at least 10% in principal amount of the outstanding debt securities of such series, upon notice given in accordance with the applicable indenture. (Section 1602)

Except as limited by the preceding paragraph:

•
any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series;

•
any resolution with respect to any consent or waiver which may be given only by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3% in principal amount of such outstanding debt securities of that series; and

•
any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. (Section 1604)

Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons issued under that indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series.

If any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding debt securities of such series issued under that indenture will constitute a quorum. (Section 1604)

Events of Default

Unless otherwise provided in the applicable prospectus supplement, any series of senior securities issued under the senior indenture will provide that the following shall constitute events of default with respect to such series:

•	default in payment of principal of or premium, if any, on any senior security of such series when due;

•	default for 30 days in payment of interest, if any, on any senior security of such series or related coupon, if any, when due;

•	default in the deposit of any sinking fund payment on any senior security of such series when due;

•
default in the performance of any other covenant in such indenture, continued for 90 days after written notice of the default by the trustee thereunder or by the holders of at least 25% in principal amount of the outstanding senior securities of such series issued under that indenture; and

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•	certain events of our or Sovereign Bank’s bankruptcy, insolvency or reorganization. (Section 501 of the senior indenture)

Unless otherwise provided in the applicable prospectus supplement, any series of subordinated securities issued under the subordinated indenture will provide that the only event of default will be certain events of our bankruptcy. (Section 501 of the subordinated indenture) Unless specifically stated in the applicable prospectus supplement for a particular series of subordinated securities, there is no right of acceleration of the payment of principal of the subordinated securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the subordinated securities or subordinated indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant (including, if applicable, any covenant to deliver any capital stock required to be delivered or any covenant to sell capital stock in a secondary offering) or agreement in the subordinated securities or subordinated indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy, including, in the case of the failure to deliver capital stock, a proceeding to collect money equal to the principal amount of any subordinated securities for which capital stock were to be exchanged. (Section 503 of the subordinated indenture)

We are required to file annually with each trustee an officers’ certificate as to the absence of certain defaults under the terms of the indentures. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture) Each indenture provides that if an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series issued under that indenture may declare the principal of all such debt securities (or in the case of original issue discount series, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of any such series and any related coupons, waive any past default or event of default except a default in payment of the principal of or premium, if any, on any of the debt securities of such series and in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series or coupons affected. (Section 513)

Each indenture contains a provision entitling the trustee, subject to the duty during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series or any related coupons before proceeding to exercise any right or power under such indenture at the request of such holders. (Section 603) Each indenture provides that no holder of any debt securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such indenture except in the case of failure of the trustee, for 60 days, to act after it is given notice of default, a request to enforce such indenture by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, and an offer of indemnity reasonable to the trustee. (Section 507) This provision will not prevent any holder of debt securities or any related coupons from enforcing payment of the principal, premium, if any, and interest, if any, at their respective due dates. (Section 508) The holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under an indenture may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such debt securities or exercising any trust or power conferred on it with respect to the debt securities of such series. However, such trustee may refuse to follow any direction that conflicts with law or the indenture under which it serves or which would be unjustly prejudicial to holders not joining the proceeding. (Section 512)

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities known to it, give to the holders of debt securities of such series notice of such default if not cured or waived. Except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any debt securities of such series or any related coupons or in the payment of any sinking fund installment with respect to debt securities of such series or in the exchange of capital stock for debt securities of such series, the trustee for such debt securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of such debt securities. (Section 602)

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Defeasance

We may terminate certain of our obligations under each indenture with respect to the debt securities of any series, including our obligations to comply with the covenants described under the heading “Covenants Contained in Indentures” above, on the terms and subject to the conditions contained in the indentures, by depositing in trust with the trustee money and/or, to the extent such debt securities are denominated and payable in U.S. dollars only, eligible instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such debt securities, and any mandatory sinking fund, repayment or analogous payments on the securities, on the scheduled due dates for payment. Such deposit and termination is conditioned upon our delivery of an opinion of counsel that the holders of such debt securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve us of our obligation to pay when due the principal of or interest on such debt securities if such debt securities of such series are not paid from the money or eligible instruments held by the trustee for the payment thereof. (Section 401) This is called “covenant defeasance.” The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the debt securities of a particular series.

Senior Debt

Except as may be described in an applicable prospectus supplement, senior debt is any obligation to our creditors, now outstanding or subsequently incurred, other than:

•	any obligation as to which the instrument creating or evidencing it or pursuant to which it is outstanding provides that such obligation is not senior debt;

•
obligations evidenced by debt securities issued under the subordinated indenture (Section 101 of the subordinated indenture) (except in the case of the junior subordinated indenture (Section 101 of the junior subordinated indenture)); and

•	obligations evidenced by debt securities issued under the junior subordinated indenture.

Subordination

The subordinated securities or the junior subordinated securities, as applicable, shall be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all of our senior debt (as such term is defined above). In the event that we default in the payment of any principal, premium, if any, or interest, if any, on any senior debt when it becomes due and payable, whether at maturity, or at a date fixed for prepayment, or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the subordinated securities or the junior subordinated securities, as applicable, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated securities or the junior subordinated securities, as applicable. (Section 1801 of the subordinated indenture or the junior subordinated indenture, as applicable) A series of subordinated debt securities may be issued that is subordinate to the senior debt, but is senior as to right of payment to some or all other series of subordinated or junior subordinated debt securities.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding, relating to us, our creditors or our property, any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors, or any other marshalling of our assets, all senior debt (including any interest accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal or interest on the subordinated securities or the junior subordinated securities, as applicable. In such event, any payment or distribution on account of the principal of or interest on the subordinated securities or the junior subordinated securities, as applicable, whether in cash, securities

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or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or the junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding, and to any securities issued under any such plan of reorganization or adjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated securities shall be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt (including any interest accruing after the commencement of any such proceedings) shall have been paid in full. (Section 1801 of the subordinated indenture or the junior subordinated indenture, as applicable).

In the event of any such proceeding, after payment in full of all sums owing with respect to senior debt, the holders of subordinated securities or junior subordinated securities, as applicable, together with the holders of any of our obligations ranking on an equal basis with the subordinated securities or junior subordinated securities, as applicable, shall be entitled to be repaid from our remaining assets the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the subordinated securities or junior subordinated securities, as applicable and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the subordinated securities or junior subordinated securities, as applicable, and such other obligations. If any payment or distribution on account of the principal of or interest on the subordinated securities or junior subordinated securities, as applicable, of any character or any security, whether in cash, securities or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding and to any securities issued under any such plan of reorganization or readjustment) shall be received by any holder of any subordinated securities or junior subordinated securities, as applicable, in contravention of any of these terms and before all the senior debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all such senior debt in full. (Section 1801 of the subordinated indenture or junior subordinated indenture, as applicable) By reason of such subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated securities.

The subordinated indenture or junior subordinated indenture, as applicable, may be modified or amended as provided under “— Modification and Waiver” above, provided that no such modification or amendment may, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the subordinated indenture or junior subordinated indenture, as applicable, relating to the subordination of the subordinated securities or the junior subordinated securities and any related coupons in a manner adverse to such holders. (Section 902 of the subordinated indenture or junior subordinated indenture, as applicable)

Conversion of Convertible Debt Securities

The holders of debt securities of a specified series that are convertible into our common stock or preferred stock will be entitled at certain times specified in the applicable prospectus supplement, subject to prior redemption, repayment or repurchase, to convert any convertible debt securities of such series (in denominations set forth in the applicable prospectus supplement) into common stock or preferred stock, as the case may be, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment as described below and in the applicable prospectus supplement. Except as described below and as may be described in the applicable prospectus supplement, no adjustment will be made on conversion of any convertible debt securities for interest accrued thereon or for dividends on any common stock or preferred stock issued. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) If any convertible debt securities not called for redemption are converted between a regular record date for the

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payment of interest and the next succeeding interest payment date, such convertible debt securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) We are not required to issue fractional shares of common stock upon conversion of convertible debt securities that are convertible into common stock and, in lieu thereof, will pay a cash adjustment based upon the closing price (as defined in the indenture) of the common stock on the last business day prior to the date of conversion. (Section 1804 of the senior indenture, Section 1904 of the subordinated indenture) In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the redemption date. (Section 1802 of the senior indenture, Section 1902 of the subordinated indenture)

Unless otherwise indicated in the applicable prospectus supplement, the conversion price for convertible debt securities that are convertible into our common stock is subject to adjustment under formulas set forth in the applicable indenture in certain events, including:

•	the issuance of our capital stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•
the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the indenture); and

•
the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described in the second paragraph below) or rights or warrants (excluding those referred to above). (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture)

In the event that we distribute any rights or warrants to acquire capital stock pursuant to which separate certificates representing such capital stock rights will be distributed subsequent to the initial distribution of such capital stock rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of convertible debt securities), such subsequent distribution shall be deemed to be the distribution of such capital stock rights. We may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such capital stock rights, make proper provision so that each holder of such a convertible debt security who converts it (or any portion of it) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of common stock issued with capital stock rights. If converted after such record date and prior to the expiration, redemption or termination of such capital stock rights, the holder shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of such capital stock rights as would a holder of the number of shares of common stock that such convertible debt security so converted would have entitled its holder to acquire in accordance with the terms and provisions applicable to the capital stock rights if such convertible debt security were converted immediately prior to the record date for such distribution. Common stock owned by or held for our account or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment. Any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. We reserve the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as we in our discretion shall determine to be advisable in order that certain stock-related distributions we make to our shareholders in the future shall not be taxable. (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture) Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any

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securities convertible into or exchangeable for common stock or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us, or a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the convertible debt securities then outstanding that are convertible into common stock will be entitled thereafter to convert such convertible debt securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such convertible debt securities been converted into common stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (Section 1807 of the senior indenture, Section 1907 of the subordinated indenture)

In the event of a taxable distribution to holders of common stock (or other transaction) which results in any adjustment of the conversion price of convertible debt securities that are convertible into common stock, the holders of such convertible debt securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock or such convertible debt securities.

Exchange for Capital Stock

To the extent set forth in a prospectus supplement, a specified series of debt securities may be mandatorily exchangeable for capital stock as described under “Description of Our Capital Stock” below.

Information Concerning the Trustee

The trustee serves as trustee under indentures for certain of our other debt.

The trustee may, from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the forms of warrant agreements and warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreements and the warrant certificates.

General

If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each of these securities;

•	if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that is purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

As described in the applicable prospectus supplement, warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in such prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price and the warrant certificate evidencing such warrants. Upon receipt of such

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payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Common Stock Warrant Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of our common stock;

•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 60 days after the date fixed for the determination of the shareholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of securities or other assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as such holder would have received if such common stock warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.

Except as provided in the applicable prospectus supplement, no adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of our common stock, a consolidation or merger involving us, or a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock,

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securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our common stock, preferred stock or fractions thereof or a debt security or our debt obligation, or the debt obligation of a third party, including a U.S. Treasury security. Our common stock, preferred stock or debt securities or the debt obligation of a third party may serve as collateral to secure the holders’ obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.

DESCRIPTION OF OUR CAPITAL STOCK

At December 31, 2005, our authorized capital consisted of 800,000,000 shares of common stock, no par value, and 7,500,000 shares of authorized preferred stock. As of March 31, 2006, there were 358,851,466 shares of our common stock outstanding and no shares of preferred stock issued and outstanding. There are no other shares of capital stock authorized, issued or outstanding. We have no options, warrants, or other rights authorized, issued or outstanding, other than as described below under “Trust PIERS” and “Shareholder Rights Plan,” and options granted under our stock option plans.

Common Stock

The holders of our common stock share ratably in dividends when and if declared by our board of directors from legally available funds. Our declaration and payment of cash dividends depends upon dividend payments by Sovereign Bank, which are our primary source of revenue and cash flow. We are a legal entity separate and distinct from our subsidiaries. Accordingly, our right, and consequently the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that our claims in our capacity as a creditor may be recognized.

Prior to the issuance of any of our preferred stock that possesses voting rights (see — “Preferred Stock” below), the holders of shares of common stock will possess exclusive voting rights on matters upon which shareholders have the right to vote. Each holder of shares of our common stock has one vote for each share held on matters upon which shareholders have the right to vote. Our shareholders cannot cumulate votes in the election of directors.

The holders of our common stock have no preemptive rights to acquire any additional shares of our common stock. In addition, our common stock is not subject to redemption.

Our articles of incorporation authorize our board of directors to issue authorized shares of our common stock without shareholder approval. Our common stock is listed on the New York Stock Exchange under the symbol “SOV.”

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our common stock share ratably in any of our assets or funds that are available for distribution to

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shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding of our preferred stock.

Preferred Stock

Our board of directors is authorized to approve the issuance of our preferred stock, without any required approval of shareholders. Our board determines the rights, qualifications, restrictions, and limitations on each series of our preferred stock at the time of issuance. These rights may include rights to participating dividends, voting and convertibility into shares of our common stock. Shares of our preferred stock may have dividend, redemption, voting, and liquidation rights taking priority over our common stock, and may be convertible into our common stock.

Trust PIERS

In the first quarter of 2004, Sovereign Capital Trust IV, a special purpose statutory trust, issued 16,000,000 Contingent Convertible Trust Preferred Income Equity Redeemable Securities (“Trust PIERS”). Each Trust PIERS:

•
has a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the trust, which assets consist solely of junior subordinated debentures issued by us and warrants to purchase 1.6301 shares per warrant (subject to adjustment) of our common stock; and

•
is convertible, upon the satisfaction of certain conditions, at any time prior to March 1, 2034 (subject to redemption), into 1.6301 shares (subject to antidilution adjustments) of our common stock. The exercise price of the warrants is equal to the accreted value of the Trust PIERS (subject to antidilution adjustments). The accreted value of a Trust PIERS is equal to the sum of the initial purchase price of the Trust PIERS (i.e. $31.78) plus accrual of the discount (i.e. $18.22), calculated from March 1, 2004 to the date of exercise of the warrant at the all-in-yield of 7.41% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on March 1, 2034.

Shareholder Rights Plan

We maintain a shareholder rights plan designed to protect shareholders from attempts to acquire control of us at an inadequate price. Under the shareholder rights plan, each outstanding share of our common stock has attached to it one right to purchase one-hundredth of a share of junior participating preferred stock at an initial exercise price of $40. The rights are not currently exercisable or transferable, and no separate certificates evidencing such rights will be distributed, unless certain events occur. A holder can exercise the rights to purchase shares of the junior participating preferred stock if a person, group, or other entity acquires or commences a tender offer or an exchange offer for 9.9% or more of total voting power.

After the rights become exercisable, the rights (other than rights held by a 9.9% beneficial owner) generally will entitle the holders to purchase either our common stock or the common stock of the potential acquiror, in lieu of the junior participating preferred stock, at a substantially reduced price.

The rights can be redeemed at $.001 per right by a majority vote of our board of directors at any time prior to the earlier of the tenth business day following public announcement that a 9.9% position has been acquired or June 30, 2007. At any time prior to the date the rights become nonredeemable, our board of directors can extend the redemption period.

On October 24, 2005, our board of directors amended the shareholder rights plan to provide that the term “acquiring person” shall not include Banco Santander Central Hispano, S.A. (and its affiliates and associates), which we refer to as “Santander”, to the extent and only to the extent that Santander acquires beneficial ownership of our common stock in accordance with and as permitted by the terms of the Investment Agreement dated October 24, 2005, between us and Santander.

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Special Charter and Pennsylvania Corporate Law Provisions

Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for our stock, a proxy contest for control of us, the assumption of control of us by a holder of a large block of our stock and the removal of our management. These provisions:

•	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

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require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if the transaction is not approved, in advance, by our board of directors;

•	prohibit shareholders’ actions without a meeting;

•	require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of our articles of incorporation;

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require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	eliminate cumulative voting in elections of directors;

•	require an affirmative vote of at least two-thirds of total voting power in order for shareholders to repeal or amend our bylaws;

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

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provide that officers, directors, employees, agents and person who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

In December 2005, in response to public statements by Relational Investors LLC that it intended to seek removal without cause of all of Sovereign’s directors through a shareholder vote, Sovereign commenced litigation in the United States District Court for the Southern District of New York seeking a declaratory judgment that, under Sovereign’s articles of incorporation and the Pennsylvania Business Corporation Law, Sovereign directors can only be removed by shareholders for cause. On March 2, 2006, the District Court ruled against Sovereign. Sovereign disagrees with the District Court’s ruling that Sovereign’s directors can be removed by shareholders without cause under Pennsylvania law and Sovereign’s articles of incorporation, and is seeking a review of the ruling by the United States Court of Appeals for the Second Circuit.

The Pennsylvania Business Corporation Law of 1988 also contains certain provisions applicable to us which may have the effect of impeding a change in control. These provisions, among other things:

•	require that, following any acquisition of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from the acquiring person

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or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; and

•
prohibit for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets, with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation’s voting power.

In 1990, Pennsylvania adopted legislation further amending the Pennsylvania Business Corporation Law of 1988. To the extent applicable to us at the present time, this legislation generally:

•	expands the factors and groups (including shareholders) which our board of directors can consider in determining whether a certain action is in the best interests of the corporation;

•	provides that our board of directors need not consider the interests of any particular group as dominant or controlling;

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provides that our directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

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provides that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provides that the fiduciary duty of our directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The 1990 amendments to the Pennsylvania Business Corporation Law of 1988 explicitly provide that the fiduciary duty of directors does not require directors to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

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render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law of 1988, relating to control transactions, business combinations, control share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of our board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the Pennsylvania Business Corporation Law of 1988 grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

We opted out of coverage by the “disgorgement” and “control-share acquisition” statutes included in the 1990 legislation, pursuant to a bylaw amendment as permitted by the legislation. To the extent applicable to a Pennsylvania corporation, the “disgorgement” statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation’s voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The “control share acquisition” statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33 1/3% and 50%) for the first time from voting the “control shares” (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders. As a result of our opt out from coverage for these statutes, neither the “disgorgement” nor the “control share acquisition” statute would apply to a nonnegotiated attempt to acquire control of us, although such an attempt

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would still be subject to the special charter and other provisions described in the preceding paragraphs. We can reverse this action, and thereby cause the “disgorgement” and “control share acquisition” statutes to apply to an attempt to acquire control of us, by means of an amendment to our bylaws, which could be adopted by our board of directors, without shareholder approval.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

The declaration of trust pursuant to which each Trust is organized will be replaced by an amended and restated declaration of trust, which will authorize the trustees of such trust to issue on behalf of such Trust one series of trust preferred securities and one series of trust common securities. The trust preferred securities will be issued to the public pursuant to the Registration Statement of which this prospectus forms a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable declaration of trust or made part of such declaration of trust by the Trust

Indenture Act. Reference is made to the applicable prospectus supplement relating to the trust preferred securities of such Trust for specific terms, including:

•	the distinctive designation of such trust preferred securities;

•	the number of trust preferred securities issued by such Trust;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such Trust and the date or dates upon which such distributions shall be payable;

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whether distributions on trust preferred securities issued by such Trust will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by such Trust will be cumulative;

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the amount or amounts which will be paid out of the assets of such Trust to the holder of trust preferred securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;

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the terms and conditions, if any, under which trust preferred securities of such Trust may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire;

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the terms and conditions, if any, upon which the related series of the applicable debt securities may be distributed to holders of trust preferred securities of such Trust in exchange for such trust preferred securities;

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the obligation, if any, of such Trust to purchase or redeem trust preferred securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities issued by such Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

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the voting rights, if any, of trust preferred securities issued by such Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by such Trust, as a condition to specified action or amendments to the applicable declaration of trust; and

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any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such Trust consistent with the applicable declaration of trust or with applicable law.

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Pursuant to each declaration of trust, the property trustee will own the debt securities purchased by the applicable Trust for the benefit of the holders of the trust preferred securities. The payment of distributions out of money held by the Trust, and payments upon redemption of trust preferred securities or liquidation of any Trust, will be guaranteed by us to the extent described under “— Trust Guarantees.”

Certain federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.

In connection with the issuance of trust preferred securities, each Trust will also issue one series of trust common securities. Each amended declaration of trust will authorize the administrative trustee of a Trust to issue on behalf of such Trust one series of trust common securities having such terms, including distribution, conversion, redemption, voting, and liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities issued by such Trust will be substantially identical to the terms of the trust preferred securities issued by such Trust, and the trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon an event of default under the applicable declaration of trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the related Trust which issued such trust common securities. All of the trust common securities of each Trust will be directly or indirectly owned by us.

The property trustee and its affiliates may provide customary commercial banking services to us and certain of our subsidiaries and may participate in our various financing agreements in the ordinary course of its business.

Trust Guarantees

Set forth below is a summary of information concerning the trust guarantees that we will execute and deliver, from time to time, for the benefit of the holders of trust preferred securities. The accompanying prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantees, to pay in full, to the holders of trust preferred securities of each series, the trust guarantee payments (as defined below) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off, or counterclaim which such Trust may have or assert. The following trust guarantee payments with respect to any series of trust preferred securities (to the extent not paid by the applicable Trust) will be subject to the trust guarantees (without duplication):

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities of such series, to the extent such Trust shall have funds legally available therefor;

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the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by such Trust; and

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upon a liquidation of such Trust (other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities issued by such Trust), the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities of such series to the date of payment; and

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•	the amount of assets of such Trust remaining available for distribution to holders of trust preferred securities of such series in liquidation of such Trust.

Our obligation to make a trust guarantee payment may be satisfied by our direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable Trust to pay such amounts to such holders.

Our Covenants. In each trust guarantee, except as may be provided in an applicable prospectus supplement, we will covenant that, so long as any trust preferred securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such trust guarantee or the applicable declaration of trust, then:

•	We will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock other than:

•	purchases or acquisitions of shares of capital stock in connection with our satisfaction of obligations under any employee benefit plan;

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;
•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

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purchases or acquisitions of shares of capital stock to be used in connection with acquisitions of capital stock by shareholders pursuant to our dividend reinvestment plan, or make any guarantee payments with respect to the foregoing; and

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We will not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees), issued by us which rank on a parity with or junior to such debt securities, other than at stated maturity.

Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities of any series (in which case no vote will be required), each trust guarantee with respect to any series of trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities of such series. The manner of obtaining any such approval of holders of the trust preferred securities of each series will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the applicable series of trust preferred securities then outstanding.

Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the applicable Trust:

•	upon full payment of the redemption price of all trust preferred securities of such Trust;

•	upon distribution of the applicable debt securities held by such Trust to the holders of the trust preferred securities of such Trust; or

•	upon full payment of the amounts payable in accordance with the declaration of trust upon liquidation of such Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Trust must return payment of any sums paid under such trust preferred securities or such trust guarantee.

The subordination provisions of the applicable debt securities and the trust guarantees, respectively, may provide that in the event payment is made on debt securities or the trust guarantees in contravention of such provisions, such payments will be paid over to the holders of senior debt.

Ranking of the Trust Guarantees. Unless otherwise specified in a prospectus supplement, each trust guarantee will constitute our unsecured obligation and will rank:

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•	subordinate and junior in right of payment to all of our other liabilities;

•
senior to the most senior preferred or preference stock, if any, we issue hereafter and with any guarantee we enter into hereafter in respect of any preferred or preference stock or interests of any of our affiliates; and

•	senior to our common stock.

Each declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable trust guarantee.

Each trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantees will be deposited with the property trustee to be held for the benefit of any series of trust preferred securities. The property trustee will have the right to enforce the trust guarantees on behalf of the holders of any series of trust preferred securities. The holders of not less than 10% in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee applicable to such series of trust preferred securities, including the giving of directions to the property trustee. If the property trustee fails to enforce a trust guarantee as above provided, any holder of trust preferred securities of a series to which such trust guarantee pertains may institute a legal proceeding directly against us to enforce its rights under such trust guarantee, without first instituting a legal proceeding against the applicable Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable Trust, and by complete performance of all obligations under such trust guarantee.

Governing Law. Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN TAX CONSIDERATIONS

The applicable prospectus supplement with respect to each type of security issued under this registration statement may contain a discussion of certain tax consequences of an investment in the securities offered thereby.

PLAN OF DISTRIBUTION

We may offer the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us to purchasers;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

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Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected through the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell offered securities directly to one or more institutional purchasers, or through agents we designate from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

From time to time, our broker-dealers affiliates that are members of the National Association of Securities Dealers, Inc. (NASD) may participate in the distributions of the offered securities. Accordingly, offerings of securities hereunder in which our broker-dealer affiliates participate will conform with requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

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Each series of offered securities may be a new issue of securities and may have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

Our subsidiary, Manchester Trust Bank, provides services to several employee benefit plans. Although the majority of these plans are employee-directed 401(k) plans, we and any of our direct or indirect subsidiaries may be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986 (the “Code”), relating to some of these employee benefit plans. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption issued by the U.S. Department of Labor. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

LEGAL MATTERS

Stevens & Lee, Philadelphia and Reading, Pennsylvania, will act as our legal counsel and will pass upon the validity of any securities offered by this prospectus and any applicable prospectus supplement. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

EXPERTS

The consolidated financial statements of Sovereign Bancorp, Inc. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, and Sovereign Bancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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